AGREEMENT AND PLAN OF MERGER

                                  By and Among

                              WPL HOLDINGS, INC.,

                              IES INDUSTRIES INC.,

                            INTERSTATE POWER COMPANY

                                      and

                             AMW ACQUISITION, INC.




                         Dated as of November 10, 1995

                               TABLE OF CONTENTS

                                                                           Page

                                   ARTICLE I

                                   THE MERGER

Section 1.1    The Merger.................................................... 2
Section 1.2    Effects of the Merger......................................... 2
Section 1.3    Effective Time of the Merger.................................. 3


                                   ARTICLE II

                              TREATMENT OF SHARES

Section 2.1    Effect of the Merger on Capital Stock......................... 3
               (a)  Cancellation of Certain Common Stock..................... 3
               (b)  Conversion of Certain Common Stock....................... 4
               (c)  No Change in Interstate Preferred Stock.................. 4
               (d)  Conversion of AMW Common Stock........................... 5
Section 2.2    Dissenting Shares............................................. 5
Section 2.3    Issuance of New Certificates.................................. 5
               (a)  Deposit with Exchange Agent.............................. 5
               (b)  Issuance Procedures...................................... 6
               (c)  Distributions with Respect to
                    Unsurrendered Shares..................................... 6
               (d)  No Fractional Securities................................. 7
               (e)  Closing of Common Stock Transfer Books................... 8
               (f)  Termination of Exchange Agent............................ 8


                                  ARTICLE III

                                  THE CLOSING

Section 3.1    The Closing................................................... 8


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF WPL

Section 4.1    Organization and Qualification................................ 8
Section 4.2    Subsidiaries.................................................. 9
Section 4.3    Capitalization............................................... 10
Section 4.4    Authority; Noncontravention; Statutory
               Approvals; Compliance........................................ 11
               (a)  Authority............................................... 11
               (b)  Noncontravention........................................ 12
               (c)  Statutory Approvals..................................... 13

               (d)  Compliance.............................................. 13
Section 4.5    Reports and Financial Statements............................. 14
Section 4.6    Absence of Certain Changes or Events......................... 15
Section 4.7    Litigation................................................... 15
Section 4.8    Registration Statement and Proxy Statement................... 16
Section 4.9    Tax Matters.................................................. 16
               (a)  Filing of Timely Tax Returns............................ 16
               (b)  Payment of Taxes........................................ 16
               (c)  Tax Reserves............................................ 16
               (d)  Tax Liens............................................... 17
               (e)  Withholding Taxes....................................... 17
               (f)  Extensions of Time for Filing Tax Returns............... 17
               (g)  Waivers of Statute of Limitations....................... 17
               (h)  Expiration of Statute of Limitations.................... 17
               (i)  Audit, Administrative and
                    Court Proceedings....................................... 17
               (j)  Powers of Attorney...................................... 17
               (k)  Tax Rulings............................................. 17
               (l)  Availability of Tax Returns............................. 17
               (m)  Tax Sharing Agreements.................................. 18
               (n)  Code Section 280G....................................... 18
               (o)  Liability for Others.................................... 18
Section 4.10   Employee Matters; ERISA...................................... 18
               (a)  Benefit Plans........................................... 18
               (b)  Contributions........................................... 19
               (c)  Qualification; Compliance............................... 19
               (d)  Liabilities............................................. 19
               (e)  Welfare Plans........................................... 20
               (f)  Documents made Available................................ 20
               (g)  Payments Resulting from Merger.......................... 20
               (h)  Labor Agreements........................................ 21
Section 4.11   Environmental Protection..................................... 21
               (a)  Compliance.............................................. 21
               (b)  Environmental Permits................................... 22
               (c)  Environmental Claims.................................... 22
               (d)  Releases................................................ 22
               (e)  Predecessors............................................ 22
               (f)  Disclosure.............................................. 23
                        (i)  "Environmental Claim........................... 23
                       (ii)  "Environmental Laws............................ 23
                      (iii)  "Hazardous Materials........................... 24
                       (iv)  "Release....................................... 24
Section 4.12   Regulation as a Utility...................................... 24
Section 4.13   Vote Required................................................ 25
Section 4.14   Accounting Matters........................................... 25
Section 4.15   Applicability of Certain Provisions of
               Wisconsin Law, Etc........................................... 25
Section 4.16   Opinion of Financial Advisor................................. 26
Section 4.17   Insurance.................................................... 26
Section 4.18   Ownership of IES and Interstate Common Stock................. 26

Section 4.19   WPL Rights Agreement......................................... 26
Section 4.20   Operations of Nuclear Power Plant............................ 26


                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF IES

Section 5.1    Organization and Qualification............................... 27
Section 5.2    Subsidiaries................................................. 27
Section 5.3    Capitalization............................................... 28
Section 5.4    Authority; Noncontravention; Statutory
               Approvals; Compliance........................................ 29
               (a)  Authority............................................... 29
               (b)  Noncontravention........................................ 29
               (c)  Statutory Approvals..................................... 30
               (d)  Compliance.............................................. 30
Section 5.5    Reports and Financial Statements............................. 31
Section 5.6    Absence of Certain Changes or Events......................... 32
Section 5.7    Litigation................................................... 32
Section 5.8    Registration Statement and Proxy Statement................... 33
Section 5.9    Tax Matters.................................................. 33
               (a)  Filing of Timely Tax Returns............................ 33
               (b)  Payment of Taxes........................................ 33
               (c)  Tax Reserves............................................ 33
               (d)  Tax Liens............................................... 34
               (e)  Withholding Taxes....................................... 34
               (f)  Extensions of Time for Filing
                    Tax Returns............................................. 34
               (g)  Waivers of Statute of Limitations....................... 34
               (h)  Expiration of Statute of Limitations.................... 34
               (i)  Audit, Administrative and
                    Court Proceedings....................................... 34
               (j)  Powers of Attorney...................................... 34
               (k)  Tax Rulings............................................. 34
               (l)  Availability of Tax Returns............................. 34
               (m)  Tax Sharing Agreements.................................. 35
               (n)  Code Section 280G....................................... 35
               (o)  Liability for Others.................................... 35
Section 5.10   Employee Matters; ERISA...................................... 35
               (a)  Benefit Plans........................................... 35
               (b)  Contributions........................................... 35
               (c)  Qualification; Compliance............................... 35
               (d)  Liabilities............................................. 36
               (e)  Welfare Plans........................................... 36
               (f)  Documents made Available................................ 36
               (g)  Payments Resulting from Merger.......................... 37
               (h)  Labor Agreements........................................ 37
Section 5.11   Environmental Protection..................................... 38
               (a)  Compliance.............................................. 38
               (b)  Environmental Permits................................... 38
               (c)  Environmental Claims.................................... 38
               (d)  Releases................................................ 39

               (e)  Predecessors............................................ 39
               (f)  Disclosure.............................................. 39
Section 5.12   Regulation as a Utility...................................... 39
Section 5.13   Vote Required................................................ 39
Section 5.14   Accounting Matters........................................... 40
Section 5.15   Applicability of Certain Iowa Law............................ 40
Section 5.16   Opinion of Financial Advisor................................. 40
Section 5.17   Insurance.................................................... 40
Section 5.18   Ownership of WPL and Interstate Common Stock................. 40
Section 5.19   IES Rights Agreement......................................... 40
Section 5.20   Operations of Nuclear Power Plant............................ 41


                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF INTERSTATE

Section 6.1    Organization and Qualification............................... 41
Section 6.2    Subsidiaries................................................. 42
Section 6.3    Capitalization............................................... 42
Section 6.4    Authority; Noncontravention; Statutory
               Approvals; Compliance........................................ 43
               (a)  Authority............................................... 43
               (b)  Noncontravention........................................ 44
               (c)  Statutory Approvals..................................... 44
               (d)  Compliance.............................................. 45
Section 6.5    Reports and Financial Statements............................. 45
Section 6.6    Absence of Certain Changes or Events......................... 46
Section 6.7    Litigation................................................... 46
Section 6.8    Registration Statement and Proxy Statement................... 47
Section 6.9    Tax Matters.................................................. 48
               (a)  Filing of Timely Tax Returns............................ 48
               (b)  Payment of Taxes........................................ 48
               (c)  Tax Reserves............................................ 48
               (d)  Tax Liens............................................... 48
               (e)  Withholding Taxes....................................... 48
               (f)  Extensions of Time for Filing
               Tax Returns.................................................. 48
               (g)  Waivers of Statute of Limitations....................... 48
               (h)  Expiration of Statute of Limitations.................... 48
               (i)  Audit, Administrative and
                    Court Proceedings....................................... 49
               (j)  Powers of Attorney...................................... 49
               (k)  Tax Rulings............................................. 49
               (l)  Availability of Tax Returns............................. 49
               (m)  Tax Sharing Agreements.................................. 49
               (n)  Code Section 280G....................................... 49
               (o)  Liability for Others.................................... 49
Section 6.10   Employee Matters; ERISA...................................... 49
               (a)  Benefit Plans........................................... 49
               (b)  Contributions........................................... 50
               (c)  Qualification; Compliance............................... 50
               (d)  Liabilities............................................. 50
               (e)  Welfare Plans........................................... 50

               (f)  Documents made Available................................ 51
               (g)  Payments Resulting from Merger.......................... 51
               (h)  Labor Agreements........................................ 52
Section 6.11   Environmental Protection..................................... 52
               (a)  Compliance.............................................. 52
               (b)  Environmental Permits................................... 53
               (c)  Environmental Claims.................................... 53
               (d)  Releases................................................ 53
               (e)  Predecessors............................................ 53
               (f)  Disclosure.............................................. 54
Section 6.12   Regulation as a Utility...................................... 54
Section 6.13   Vote Required................................................ 54
Section 6.14   Accounting Matters........................................... 54
Section 6.15   Applicability of Certain Delaware Law, Etc................... 54
Section 6.16   Opinion of Financial Advisor................................. 55
Section 6.17   Insurance.................................................... 55
Section 6.18   Ownership of WPL and IES Common Stock........................ 55


                                  ARTICLE VII

                     CONDUCT OF BUSINESS PENDING THE MERGER

Section 7.1    Covenants of the Parties..................................... 55
Section 7.2    Ordinary Course of Business.................................. 55
Section 7.3    Dividends.................................................... 56
Section 7.4    Issuance of Securities....................................... 58
Section 7.5    Charter Documents............................................ 59
Section 7.6    No Acquisitions.............................................. 59
Section 7.7    Capital Expenditures and Emission Allowances................. 60
Section 7.8    No Dispositions.............................................. 60
Section 7.9    Indebtedness................................................. 60
Section 7.10   Compensation, Benefits....................................... 61
Section 7.11   1935 Act..................................................... 61
Section 7.12   Transmission, Generation..................................... 62
Section 7.13   Accounting................................................... 62
Section 7.14   Pooling...................................................... 62
Section 7.15   Taxfree Status............................................... 62
Section 7.16   Affiliate Transactions....................................... 62
Section 7.17   Cooperation, Notification.................................... 63
Section 7.18   Thirdparty Consents.......................................... 63
Section 7.19   No Breach.................................................... 64
Section 7.20   Taxexempt Status............................................. 64
Section 7.21   Transition Steering Team..................................... 64
Section 7.22   Company Actions.............................................. 64
Section 7.23   Tax Matters.................................................. 64
Section 7.24   Discharge of Liabilities..................................... 65
Section 7.25   Contracts.................................................... 65
Section 7.26   Insurance.................................................... 65
Section 7.27   Permits...................................................... 65

                                  ARTICLE VIII

                             ADDITIONAL AGREEMENTS

Section 8.1    Access to Information........................................ 66
Section 8.2    Joint Proxy Statement and Registration
               Statement.................................................... 66
               (a)  Preparation and Filing.................................. 66
               (b)  Letter of WPL's Accountants............................. 67
               (c)  Letter of IES's Accountants............................. 67
               (d)  Letter of Interstate's Accountants...................... 67
               (e)  Fairness Opinions....................................... 68
Section 8.3    Regulatory Matters........................................... 68
               (a)  HSR Filings............................................. 68
               (b)  Other Regulatory Approvals.............................. 68
Section 8.4    Shareholder Approval......................................... 69
               (a)  Approval of IES Shareholders............................ 69
               (b)  Approval of WPL Shareholders............................ 69
               (c)  Approval of Interstate Shareholders..................... 69
               (d)  Meeting Date............................................ 70
               (e)  Fairness Opinions Not Withdrawn......................... 70
Section 8.5    Director and Officer Indemnification......................... 70
               (a)  Indemnification......................................... 70
               (b)  Insurance............................................... 71
               (c)  Successors.............................................. 71
               (d)  Survival of Indemnification............................. 72
               (e)  Benefit................................................. 72
Section 8.6    Disclosure Schedules......................................... 72
Section 8.7    Public Announcements......................................... 73
Section 8.8    Rule 145 Affiliates.......................................... 73
Section 8.9    Employee Agreements and Workforce Matters.................... 73
               (a)  Certain Employee Agreements............................. 73
               (b)  Workforce Matters....................................... 73
Section 8.10   Employee Benefit Plans....................................... 74
Section 8.11   Stock Option and Other Stock Plans........................... 75
               (a)  Amendment of Stock Plans and Agreements................. 75
               (b)  Company Action.......................................... 76
Section 8.12   No Solicitations............................................. 76
Section 8.13   Company Board of Directors................................... 77
Section 8.14   Company Officers............................................. 78
Section 8.15   Employment Contracts......................................... 80
Section 8.16   PostMerger Operations........................................ 80
Section 8.17   Expenses..................................................... 80
Section 8.18   Further Assurances........................................... 81
Section 8.19   Charter and Bylaw Amendments................................. 81


                                   ARTICLE IX

                                   CONDITIONS

Section 9.1    Conditions to each Party's Obligation to Effect
               the Merger................................................... 82
               (a)  Shareholder Approvals................................... 82

               (b)  No Injunction........................................... 82
               (c)  Registration Statement.................................. 82
               (d)  Listing of Shares....................................... 82
               (e)  Statutory Approvals..................................... 82
               (f)  Pooling................................................. 83

Section 9.2    Further Conditions to Obligation of IES to
               Effect the IES Merger........................................ 83
               (a)  Performance of Obligations.............................. 83
               (b)  Representations and Warranties.......................... 83
               (c)  Closing Certificates.................................... 83
               (d)  Material Adverse Effect................................. 83
               (e)  Tax Opinions............................................ 84
               (f)  Required Consents....................................... 84
               (g)  Affiliate Agreements.................................... 84
Section 9.3    Further Conditions to Obligation of
               Interstate to Effect the Interstate Merger................... 84
               (a)  Performance of Obligations.............................. 84
               (b)  Representations and Warranties.......................... 84
               (c)  Closing Certificates.................................... 85
               (d)  Material Adverse Effect................................. 85
               (e)  Tax Opinions............................................ 85
               (f)  Required Consents....................................... 85
               (g)  Affiliate Agreements.................................... 85
Section 9.4    Further Conditions to Obligation of WPL to
               Effect the Merger............................................ 86
               (a)  Performance of Obligations.............................. 86
               (b)  Representations and Warranties.......................... 86
               (c)  Closing Certificates.................................... 86
               (d)  Material Adverse Effect................................. 86
               (e)  Tax Opinions............................................ 86
               (f)  Required Consents....................................... 87
               (g)  Affiliate Agreements.................................... 87


                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

Section 10.1   Termination.................................................. 87
Section 10.2   Effect of Termination........................................ 92
Section 10.3   Termination Fee; Expenses.................................... 92
               (a)  Termination Fee Upon Breach or
                    Withdrawal of Approval.................................. 92
               (b)  Additional Termination Fee.............................. 93
               (c)  Second Termination Fee.................................. 94
               (d)  Expenses................................................ 95
               (e)  Limitation on Termination
                    Fees.................................................... 95
               (f)  Certain Definitions..................................... 96
                    (i)  Participation Percentage........................... 96
                   (ii)  Target Party....................................... 96
Section 10.4   Amendment.................................................... 96
Section 10.5   Waiver....................................................... 97

                                   ARTICLE XI

                               GENERAL PROVISIONS

Section 11.1   Nonsurvival; Effect of Representations and
               Warranties................................................... 97
Section 11.2   Brokers...................................................... 98
Section 11.3   Notices...................................................... 98
Section 11.4   Miscellaneous................................................ 99
Section 11.5   Interpretation.............................................. 100
Section 11.6   Counterparts; Effect........................................ 100
Section 11.7   Parties in Interest......................................... 100
Section 11.8   Binding Effect; Benefits.................................... 101
Section 11.9   WAIVER OF JURY TRIAL AND CERTAIN DAMAGES.................... 101
Section 11.10  Enforcement................................................. 101

EXHIBITS

Exhibit A         - WPL/IES  Stock Option  Agreement
Exhibit B         - WPL/Interstate  Stock Option  Agreement
Exhibit C         - IES/WPL  Stock  Option  Agreement
Exhibit D         - IES/Interstate  Stock Option Agreement
Exhibit E         - Interstate/WPL  Stock Option Agreement
Exhibit F         - Interstate/IES  Stock Option Agreement
Exhibit 1.3       - Plan of Merger
Exhibit 8.8(a)    - Affiliate Agreement of WPL
Exhibit 8.8(b)    - Affiliate Agreement of IES and Interstate
Exhibit 8.15.1    - WPL Employment  Contract with Mr. Liu
Exhibit 8.15.2    - WPL Employment Contract with Mr. Davis
Exhibit 8.15.3    - WPL Employment Contract with Mr. Stoppelmoor
Exhibit 8.15.4    - WPL Employment Contract with Mr. Chase
Exhibit 8.15.5    - WPL Employment Contract with Mr. Fisher

                             INDEX OF DEFINED TERMS

TERM.................................................................... PAGE #

1935 Act...................................................................   9

Affiliate..................................................................  25
Affiliate Agreement........................................................  73
Affiliated Employees.......................................................  74
Agreement..................................................................   1
AMW........................................................................   1
AMW Common Stock...........................................................   5
Atomic Energy Act..........................................................  14

Business Combination.......................................................  88
Business Combination Proposal..............................................  77

Canceled Common Shares.....................................................   6
Certificates...............................................................   6
Class I....................................................................  77
Class II...................................................................  77
Class III..................................................................  77
Closing....................................................................   8
Closing Agreement..........................................................  18
Closing Date...............................................................   8
Code.......................................................................   1
Company....................................................................   1
Confidentiality Agreement..................................................  66

DAEC.......................................................................  41
DGCL.......................................................................   3
Disclosure Schedules.......................................................  72
Dissenting Shares..........................................................   5
DOE........................................................................  14

Effective Time.............................................................   3
Environmental Claim........................................................  23
Environmental Laws.........................................................  23
Environmental Permits......................................................  22
ERISA......................................................................  19
Exchange Act...............................................................  14
Exchange Agent.............................................................   5

FERC.......................................................................  14
Final Order................................................................  82

GAAP.......................................................................   2
Governmental Authority.....................................................  13

Hazardous Materials........................................................  24
HSR Act....................................................................  68

IBCA.......................................................................   3

Indemnified Liabilities....................................................  70
Indemnified Party..........................................................  70
Indemnified Parties........................................................  70
IES........................................................................   1
IES Benefit Plans..........................................................  35
IES Common Stock...........................................................   3
IES Disclosure Schedule....................................................  27
IES Directors..............................................................  77
IES Dissenting Shares......................................................   5
IES Financial Statements...................................................  32
IES/Interstate Stock Option Agreement......................................   1
IES Joint Venture..........................................................  28
IES Material Adverse Effect................................................  27
IES Merger.................................................................   2
IES Preferred Stock........................................................  28
IES Ratio..................................................................   4
IES Required Consents......................................................  30
IES Required Statutory Approvals...........................................  30
IES Rights Agreement.......................................................  41
IES SEC Reports............................................................  31
IES Special Meeting........................................................  68
IES Stock Awards...........................................................  75
IES Stock Option...........................................................  75
IES Shareholders' Approval.................................................  39
IES Subsidiary.............................................................  28
IES/WPL Stock Option Agreement.............................................   1
Initial Termination Date...................................................  87
Interstate.................................................................   1
Interstate Benefit Plans...................................................  49
Interstate Common Stock....................................................   4
Interstate Directors......................................................   78
Interstate Disclosure Schedule............................................   41
Interstate Dissenting Shares...............................................   5
Interstate Financial Statements............................................  46
Interstate/IES Stock Option Agreement......................................   1
Interstate Joint Venture...................................................  42
Interstate Material Adverse Effect.........................................  41
Interstate Merger..........................................................   2
Interstate Preferred Stock.................................................   4
Interstate Ratio...........................................................   4
Interstate Required Consents...............................................  44
Interstate Required Statutory Approval.....................................  44
Interstate SEC Reports.....................................................  46
Interstate Shareholders' Approval..........................................  54
Interstate Special Meeting.................................................  69
Interstate Subsidiary......................................................  42
Interstate/WPL Stock Option Agreement......................................   1
IRS........................................................................  19

Joint Proxy/Registration Statement.........................................  66
Joint Venture..............................................................  10


Kewaunee...................................................................  26

Knowledge..................................................................   3

Merger.....................................................................   2
Merrill....................................................................  26
Morgan.....................................................................  40

Nonregulated Company.......................................................  80
Non-Target Party...........................................................  94
NRC........................................................................  14
NYSE.......................................................................   7

Payment Date...............................................................  57
Participation Percentage...................................................  95
PBGC.......................................................................  19
Permits....................................................................  13
Plan of Merger.............................................................   3
Power Act..................................................................  14
Proxy Statement............................................................  16

Registration Statement.....................................................  16
Release....................................................................  24
Representatives............................................................  66

Salomon....................................................................  55
SEC........................................................................   2
Second Target Party........................................................  94
Securities Act.............................................................  14
Stock Option Agreements....................................................   1
Stock Plans................................................................  76
Subsidiary.................................................................  10

Target Party...............................................................  96
Tax Return.................................................................  18
Tax Ruling.................................................................  18
Taxes......................................................................  18
Three-Year Period.......................................................... 100
Transition Team............................................................  64

Utilities..................................................................  28
Utilities Common Stock.....................................................  28
Utilities Preferred Stock..................................................  28

Violation..................................................................  12

WBCL.......................................................................   3
WP&LC......................................................................  10
WP&LC Common Stock.........................................................  10
WP&LC Preferred Stock......................................................  10
WPL........................................................................   1
WPL Benefit Plans..........................................................  19
WPL Common Stock...........................................................   4
WPL Directors..............................................................  78
WPL Disclosure Schedule....................................................  78
WPL Financial Statements...................................................  15

WPL/IES Stock Option Agreement.............................................   1
WPL/Interstate Stock Option Agreement......................................   1
WPL Joint Venture..........................................................  10
WPL Material Adverse Effect................................................   9
WPL Rights.................................................................   4
WPL Rights Agreement.......................................................   4
WPL Required Consents......................................................  12
WPL Required Statutory Approvals...........................................  13
WPL SEC Reports............................................................  14
WPL Shareholders' Approval.................................................  25
WPL Special Meeting.......................................................   69
WPL Subsidiary.............................................................  10
WPS........................................................................  26

                  THIS AGREEMENT AND PLAN OF MERGER, dated as of November 10, 1995 (this "Agreement"), by and among WPL Holdings, Inc., a holding company incorporated under the laws of the State of Wisconsin ("WPL"), IES Industries Inc., a holding company incorporated under the laws of the State of Iowa ("IES"), Interstate Power Company, an operating public utility incorporated under the laws of the State of Delaware ("Interstate") and AMW Acquisition, Inc., a wholly-owned subsidiary of WPL incorporated under the laws of the State of Delaware ("AMW", and together with WPL, IES and Interstate, after the Effective Time (as hereinafter defined), the "Company"),

                              W I T N E S S E T H:

                  WHEREAS, WPL, IES and Interstate have determined that it would be in their respective best interests and in the interests of their respective shareholders to effect the transactions contemplated by this Agreement;

                  WHEREAS, in furtherance thereof, the respective Boards of Directors of WPL, IES, Interstate and AMW have approved this Agreement and the Merger (as defined in Section 1.1 below) on the terms and conditions set forth in this Agreement;

                  WHEREAS, the Board of Directors of WPL has approved and WPL has executed agreements with IES in the form of Exhibit A (the "WPL/IES Stock Option Agreement"), and Interstate in the form of Exhibit B (the "WPL/Interstate Stock Option Agreement"), the Board of Directors of IES has approved and IES has executed agreements with WPL in the form of Exhibit C (the "IES/WPL Stock Option Agreement"), and Interstate in the form of Exhibit D (the "IES/Interstate Stock Option Agreement"), and the Board of Directors of Interstate has approved and Interstate has executed agreements with WPL in the form of Exhibit E (the "Interstate/WPL Stock Option Agreement") and IES in the form of Exhibit F (the "Interstate/IES Stock Option Agreement") (collectively, the "Stock Option Agreements") whereby each of WPL, IES and Interstate, respectively, has granted to the others an option to purchase shares of its common stock on the terms and conditions provided in such agreements;

                  WHEREAS, for Federal income tax purposes, it is intended that the transactions contemplated herein will be reorganizations described in
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and that the parties hereto and their respective shareholders will recognize no gain or loss for Federal income tax purposes as a result of the consummation of the Merger;

                  WHEREAS, for accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") and applicable regulations of the Securities and Exchange Commission (the "SEC");

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I

                                   THE MERGER

                  Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement:

                  (a)  at the Effective Time:

                      (i) IES shall be merged with and into WPL (the "IES Merger") in accordance with the laws of the States of Wisconsin and Iowa;

                      (ii) AMW shall be merged with and into Interstate (the "Interstate Merger") in accordance with the laws of the State of Delaware;

                      (iii) The IES Merger, together with the Interstate Merger, are collectively referred to herein as the "Merger."

                  (b) WPL shall be the surviving corporation of the IES Merger, and Interstate shall be the surviving corporation of the Interstate Merger, and each shall continue its respective corporate existence under the laws of the States of Wisconsin and Delaware, respectively; and

                  (c) the effects and the consequences of the Merger shall be as set forth in Section 1.2.

                  Section 1.2 Effects of the Merger. At the Effective Time,

                  (a) the surviving corporation of the IES Merger shall change its name to Interstate Energy Corporation,

                  (b) the Restated Articles of Incorporation of WPL, as in effect immediately prior to the Effective Time, except as set forth in Section 1.2(a) above, shall be the Restated Articles of Incorporation of WPL as the surviving corporation in the IES Merger until thereafter amended,

                  (c) the By-laws of WPL, as in effect immediately prior to the Effective Time, shall be the By-laws of WPL as the surviving corporation in the IES Merger until thereafter amended,

                  (d) the Restated Certificate of Incorporation of Interstate, as in effect immediately prior to the Effective Time, shall be the Restated Certificate of Incorporation of Interstate as the surviving corporation in the Interstate Merger until thereafter amended, and

                  (e) the By-laws of Interstate, as in effect immediately prior to the Effective Time, shall be the By-laws of Interstate as the surviving corporation in the Interstate Merger until thereafter amended.

Subject to the foregoing, the additional effects of the Merger shall be as provided in the applicable provisions of the Wisconsin Business Corporation Law (the "WBCL"), the Iowa Business Corporation Act (the "IBCA") and the Delaware General Corporation Law (the "DGCL").

                  Section 1.3 Effective Time of the Merger. On the Closing Date (as hereinafter defined), articles and certificates of merger together, in the case of the IES Merger, with a Plan of Merger in substantially the form attached hereto as Exhibit 1.3, which Plan of Merger is incorporated by reference herein and deemed a part hereof (the "Plan of Merger"), complying with the requirements of the WBCL, the IBCA and the DGCL, shall be executed by WPL, IES, Interstate and AMW and shall be filed by WPL and Interstate, as appropriate, with the Secretary of State of the State of Wisconsin pursuant to the WBCL and the Secretary of State of the State of Iowa pursuant to the IBCA, in the case of the IES Merger, and the Secretary of State of the State of Delaware pursuant to the DGCL, in the case of the Interstate Merger. The Merger shall become effective on the later of the times (the "Effective Time") specified in the appropriate articles and certificates of merger filed with respect to the IES Merger and the Interstate Merger, respectively.


                                   ARTICLE II

                              TREATMENT OF SHARES

                  Section 2.1 Effect of the Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of WPL, IES, Interstate or AMW:

                  (a)  Cancellation of Certain Common Stock.

                      (i) Each share of Common Stock, no par value, of IES (the "IES Common Stock") that is owned by IES, WPL or Interstate or any of their respective Subsidiaries (as hereinafter defined) shall be canceled and shall cease to exist, and

                      (ii) each share of Common Stock, par value $3.50 per share, of Interstate (the "Interstate Common Stock") that is owned by IES, WPL or Interstate or any of their respective Subsidiaries shall be canceled and shall cease to exist.

                  (b)  Conversion of Certain Common Stock.

                      (i) Each issued and outstanding share of IES Common Stock (other than shares canceled pursuant to Section 2.1(a)(i) and IES Dissenting Shares (as hereinafter defined)) shall be converted into the right to receive 0.98 (the "IES Ratio") duly authorized, validly issued, fully paid and nonassessable (except as otherwise provided in Section 180.0622(2)(b) of the WBCL) shares of Common Stock, par value $.01 per share, of WPL ("WPL Common Stock"), including, if applicable, associated rights (the "WPL Rights") to purchase shares of WPL Common Stock pursuant to the terms of that certain Rights Agreement between WPL and Morgan Shareholder Services Trust Company, as Rights Agent thereunder, dated as of February 22, 1989 (the "WPL Rights Agreement"). Until the Distribution Date (as defined in the WPL Rights Agreement) all references in this Agreement to the WPL Common Stock shall be deemed to include the associated WPL Rights.

                      (ii) Each issued and outstanding share of Interstate Common Stock (other than shares canceled pursuant to Section 2.1(a)(ii)) shall be converted into the right to receive 1.11 (the "Interstate Ratio") duly authorized, validly issued, fully paid and nonassessable (except as otherwise provided in Section 180.0622(2)(b) of the WBCL) shares of WPL Common Stock.

                      (iii) Upon such conversions and except as otherwise provided in Section 2.2, all such shares of IES Common Stock and Interstate Common Stock shall be canceled and cease to exist, and each holder of a certificate formerly representing any such shares of IES Common Stock or Interstate Common Stock shall cease to have rights with respect thereto, except the right to receive the shares of WPL Common Stock to be issued in consideration therefor upon the surrender of such certificate in accordance with Section 2.3 and any cash in lieu of fractional shares of WPL Common Stock.

                  (c) No Change in Interstate Preferred Stock. Each issued and outstanding share of Preferred Stock, $50 par value, of Interstate (the
"Interstate Preferred Stock") shall be unchanged as a result of the Interstate Merger and shall remain outstanding thereafter.

                  (d)  Conversion  of AMW  Common  Stock.  All of the  shares of
Common Stock, par value $0.01 per share, of AMW (the "AMW Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into that number of shares of Interstate Common Stock (as the surviving corporation in the Interstate Merger) which shall be equivalent to the aggregate number of shares of Interstate Common Stock (exclusive of the shares canceled pursuant to
Section 2.1(a)(ii)) issued and outstanding immediately prior to the Effective Time. From and after the Effective Time, each outstanding certificate theretofore representing shares of AMW Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Interstate Common Stock into which such shares of AMW Common Stock shall have been converted.

                  Section 2.2   Dissenting Shares.

                  (a) Shares of IES Common Stock held by any holder entitled to relief as a dissenting shareholder under Section 490.1302 of the IBCA (the "IES Dissenting Shares") shall not be converted into the right to receive WPL Common Stock in the IES Merger, but shall be canceled and converted into such consideration as may be due with respect to such shares pursuant to the applicable provisions of Sections 490.1320 through 490.1330 of the IBCA, unless and until the right of such holder to receive fair cash value for such Dissenting Shares (as hereinafter defined) terminates in accordance with Sections 490.1320 through 490.1330 of the IBCA. If such right is terminated otherwise than by the purchase of such shares by WPL, then such shares shall cease to be Dissenting Shares and shall represent the right to receive WPL Common Stock, as provided in Section 2.1(b)(i).

                  (b) Shares of Interstate Preferred Stock held by any holder entitled to relief as a dissenting shareholder under Section 262 of the DGCL (the "Interstate Dissenting Shares," and, collectively with the IES Dissenting Shares, the "Dissenting Shares") shall be canceled and converted into such consideration as may be due with respect to such shares pursuant to the applicable provisions of Section 262 of the DGCL. If such right is terminated otherwise than by the purchase of such shares by WPL, then such shares shall cease to be Dissenting Shares and shall remain outstanding.

                  Section 2.3  Issuance of New Certificates.

                  (a) Deposit with Exchange Agent. As soon as practicable after the Effective Time, WPL shall deposit with such bank, trust company or other appropriate entity mutually agreeable to WPL, IES and Interstate (the "Exchange Agent"), certificates representing shares of WPL Common Stock required to effect the issuances referred to in Section 2.1, together with cash payable in respect of fractional shares pursuant to Section 2.3(d).

                  (b)  Issuance Procedures.

                      (i) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of IES Common Stock or Interstate Common Stock, as the case may be (collectively, the "Canceled Common Shares"), that were canceled and became instead the right to receive shares of WPL Common Stock pursuant to Section 2.1(b) and the Plan of Merger, (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent), and (B) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing WPL Common Stock.

                      (ii) Upon surrender of a Certificate to the Exchange Agent for cancellation (or to such other agent or agents as may be appointed by agreement of WPL, IES and Interstate), together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such Certificate shall be entitled to receive a certificate representing that number of whole shares of WPL Common Stock which such holder has the right to receive pursuant to the provisions of this Article II and the Plan of Merger. In the event of a transfer of ownership of Canceled Common Shares which is not registered in the transfer records of IES or Interstate, as the case may be, a certificate representing the proper number of shares of WPL Common Stock may be issued to a transferee if the Certificate representing such Canceled Common Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid.

                      (iii) Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing WPL Common Stock and cash in lieu of any fractional shares of WPL Common Stock contemplated by this Section 2.3.

                  (c)  Distributions with Respect to Unsurrendered Shares.

                      (i) No dividends or other distributions declared or made after the Effective Time with respect to shares of WPL Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of WPL Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.3(d) until the holder of record of such Certificate (or a transferee as described in Section 2.3(b)) shall surrender such Certificate.

                      (ii) Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the record holders (or a transferee as described in Section 2.3(b)) of the certificates representing whole shares of WPL Common Stock issued in consideration therefor, without interest,

                           (A) at the time of such surrender, the amount of cash
                  in lieu of a fractional share of WPL Common Stock to which such holder (or transferee) is entitled pursuant to Section 2.3(d) and the amount of dividends or other distributions with a record date after the Effective Time which theretofore became payable but which were not paid by reason of Section 2.3(c)(i) with respect to such whole shares of WPL Common Stock, and

                           (B) at the  appropriate  payment date,  the amount of
                  dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of WPL Common Stock.

                  (d)  No Fractional Securities.

                      (i) Notwithstanding any other provision of this Agreement, no certificates or scrip representing fractional shares of WPL Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional shares shall not entitle the owner thereof to vote as, or to any other rights of, a holder of WPL Common Stock.

                      (ii) A holder of IES Common Stock or Interstate Common Stock who would otherwise have been entitled to receive a fractional share of WPL Common Stock shall be entitled to receive a cash payment in lieu of such fractional share in an amount equal to the product (rounded to the nearest cent) of such fraction (rounded to the nearest thousandth) multiplied by the average of the last reported sales price, regular way, per share of WPL Common Stock, on the New York Stock Exchange ("NYSE") Composite Tape for the ten business days prior to and including the last business day prior to the Effective Time on which WPL Common Stock was traded on the NYSE, without any interest thereon.

                   (e) Closing of Common Stock Transfer Books. From and after the Effective Time, the stock transfer books of IES and Interstate with respect to shares of IES Common Stock and Interstate Common Stock issued and outstanding prior to the Effective Time shall be closed and no transfer of any such shares shall thereafter be made. If, after the Effective Time, Certificates are presented to WPL or Interstate, they shall be canceled and exchanged for certificates representing the appropriate number of shares of WPL Common Stock as provided in this Section 2.3.

                   (f) Termination of Exchange Agent. Any certificates representing WPL Common Stock deposited with the Exchange Agent pursuant to
Section 2.3(a) and not exchanged within one year after the Effective Time pursuant to this Section 2.3 shall be returned by the Exchange Agent to the Company, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates and unclaimed at the end of one year from the Effective Time shall be returned to the Company, after which time any holder of unsurrendered Certificates shall look as a general creditor only to the Company for payment of such funds to which such holder may be due, subject to applicable law. The Company shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


                                  ARTICLE III

                                  THE CLOSING

                  Section 3.1 The Closing. The closing of the Merger (the "Closing") shall take place at the offices of Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin, at 10:00 a.m. (Milwaukee, Wisconsin local time) on the second business day immediately following the date on which the last of the conditions set forth in Article IX hereof is fulfilled or waived, or at such other time and date and place as WPL, IES and Interstate shall mutually agree (the "Closing Date").


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF WPL

                  WPL represents and warrants to IES and Interstate as follows:

                  Section  4.1  Organization  and  Qualification.  Except as set
forth in Section 4.1 of the Disclosure Schedule to this Agreement prepared and delivered by WPL (the "WPL Disclosure Schedule"), each of WPL and the WPL Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing and in good standing (to the extent applicable) under the laws of its respective jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing (to the extent applicable) to do business in each respective jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), or the results of operations of WPL and the WPL Subsidiaries taken as a whole or on the consummation of the transactions contemplated hereby (a "WPL Material Adverse Effect").

                  Section 4.2  Subsidiaries.

                  (a) Section 4.2 of the WPL Disclosure Schedule sets forth a description as of the date hereof, of all WPL Subsidiaries and WPL Joint Ventures, including (i) the name of each such entity and WPL's interest therein, and (ii) a brief description of the principal line or lines of business conducted by each such entity.

                  (b) Except as set forth in Section 4.2 of the WPL Disclosure Schedule, none of the WPL Subsidiaries or WPL Joint Ventures is a "public utility company," a "holding company," a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), respectively.

                  (c) Except as set forth in Section  4.2 of the WPL  Disclosure
Schedule, all of the issued and outstanding shares of capital stock of each WPL Subsidiary are duly authorized, validly issued, fully paid, nonassessable (except as otherwise provided in Section 180.0622(2)(b) of the WBCL) and free of preemptive rights, and are owned, directly or indirectly, by WPL free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such WPL Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock, or granting to any person other than WPL or a WPL Subsidiary any right to participate in its dividends or earnings or obligating it to grant, extend or enter into any such agreement or commitment.

                  (d)  As used in this Agreement,

                      (i) "Subsidiary" of a person shall mean any corporation or other entity (including partnerships and other business associations) of which at least a majority of the outstanding capital stock or other voting securities having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by such person or entity;

                      (ii) "WPL Subsidiary" shall mean any Subsidiary of WPL;

                      (iii) "Joint Venture" of a person or entity shall mean any corporation or other entity (including partnerships and other business associations) that is not a Subsidiary of such person or entity, in which such person or one or more of its Subsidiaries owns directly or indirectly an equity interest, other than equity interests held for passive investment purposes which are less than 5% of each class of the outstanding voting securities or equity interests of any such entity; and

                      (iv) "WPL Joint Venture" shall mean any Joint Venture of WPL or any WPL Subsidiary.

                  Section 4.3  Capitalization.

                  (a)  The   authorized   capital   stock  of  WPL  consists  of
100,000,000 shares of WPL Common Stock of which 30,773,588 shares were issued and outstanding as of September 30, 1995;

                  (b) The authorized capital stock of Wisconsin Power and Light Company ("WP&LC"), a Wisconsin corporation and a Subsidiary of WPL, consists of

                           (A) 18,000,000  shares of Common Stock, $5 par value,
                  of which 13,236,601 shares were issued and outstanding as of September 30, 1995 (the "WP&LC Common Stock"), and

                           (B) 3,750,000 shares of Preferred Stock without mandatory redemption, (4.50% series, 4.80% series, 4.96% series, 4.40% series, 4.76% series, 6.50% series and 6.20% series) of which 1,049,225 were issued and outstanding as of September 30, 1995 (the classes set forth in this clause (B) being referred to collectively as, the "WP&LC Preferred Stock").

                  (c) All of the issued and outstanding shares of WPL Common Stock, WP&LC Common Stock and WP&LC Preferred Stock are, and any shares of WPL Common Stock issued pursuant to the Merger and the WPL/Interstate and WPL/IES Stock Option Agreements will be duly authorized, validly issued, fully paid, nonassessable (except as otherwise provided in Section 180.0622(2)(b) of the WBCL) and free of preemptive rights.

                  (d) Except as set forth in Section  4.3 of the WPL  Disclosure
Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating WPL or any of the WPL Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of WPL, or obligating WPL to grant, extend or enter into any such agreement or commitment, other than under the WPL/IES and WPL/Interstate Stock Option Agreements.

                  Section 4.4 Authority; Non-contravention; Statutory Approvals; Compliance.

                  (a)  Authority.

                      (i) WPL has all requisite corporate power and authority to enter into this Agreement and the WPL/IES and WPL/Interstate Stock Option Agreements, and, subject to the applicable WPL Shareholders' Approval (as hereinafter defined) and the applicable WPL Required Statutory Approvals (as hereinafter defined), to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the WPL/IES and WPL/Interstate Stock Option Agreements and the consummation by WPL of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of WPL, subject to obtaining the applicable WPL
         Shareholders' Approval. Each of this Agreement and the WPL/IES and WPL/Interstate Stock Option Agreements has been duly and validly executed and delivered by WPL and, assuming the due authorization, execution and delivery hereof and thereof by the other signatories hereto and thereto, constitutes the valid and binding obligation of WPL enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

                      (ii) AMW has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by AMW and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the valid and binding obligation of AMW enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding may be brought.

                  (b) Non-contravention. Except as set forth in Section 4.4(b) of the WPL Disclosure Schedule, the execution and delivery of this Agreement and the WPL/IES and the WPL/Interstate Stock Option Agreements by WPL do not, and the consummation of the transactions contemplated hereby or thereby will not violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of WPL or any of the WPL Subsidiaries or WPL Joint Ventures (any such violation, conflict, breach, default, termination, modification, cancellation, acceleration, loss or creation, a "Violation" with respect to WPL, such term when used in Articles V and VI having a correlative meaning with respect to IES and Interstate, respectively) pursuant to any provisions of:

                      (i) the Articles of Incorporation, By-laws or similar governing documents of WPL or any of the WPL Subsidiaries or WPL Joint Ventures;

                      (ii) subject to obtaining the WPL Required Statutory Approvals and the receipt of the WPL Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as hereinafter defined) applicable to WPL or any of the WPL Subsidiaries or WPL Joint Ventures or any of their respective properties or assets; or

                      (iii) subject to obtaining the third-party consents set forth in Section 4.4(b) of the WPL Disclosure Schedule (the "WPL Required Consents") any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which WPL or any of the WPL Subsidiaries or WPL Joint Ventures is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such violations which, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have a WPL Material Adverse Effect.

                  (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, Federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "Governmental Authority") is necessary for the execution and delivery of this Agreement or the WPL/IES and WPL/Interstate Stock Option Agreements by WPL or the consummation by WPL of the transactions contemplated hereby or thereby, except as described in Section 4.4(c) of the WPL Disclosure Schedule (the "WPL Required Statutory Approvals," it being understood that references in this Agreement to "obtaining" such WPL Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

                  (d)  Compliance.

                      (i)  (A)  Except as set forth in Section  4.4(d),  Section
         4.10 or Section 4.11 of the WPL Disclosure Schedule, or as disclosed in the WPL SEC Reports (as hereinafter defined) filed prior to the date hereof, neither WPL nor any of the WPL Subsidiaries nor, to the knowledge of WPL, any WPL Joint Venture, is in violation of, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have a WPL Material Adverse Effect.

                           (B) For purposes of this Agreement "knowledge" shall mean, with respect to any party hereto, the actual knowledge after due inquiry of principal executive officers of WPL, IES or Interstate, respectively set forth in Sections 4.4(d), 5.4(d) and 6.4(d) of the WPL Disclosure Schedule, IES Disclosure Schedule (as hereinafter defined) and Interstate Disclosure Schedule (as hereinafter defined).

                      (ii)  Except as set forth in Section  4.4(d) or in Section
         4.11 of the WPL Disclosure Schedule, WPL and the WPL Subsidiaries and the WPL Joint Ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals (collectively, the "Permits") necessary to conduct their businesses as presently conducted, except those the failure of which to obtain, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have a WPL Material Adverse Effect.

                      (iii) Except as set forth in Section 4.4(d) of the WPL Disclosure Schedule, each of WPL and the WPL Subsidiaries and WPL Joint Ventures is not in breach, violation or default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under,

                           (A) its Articles of Incorporation or By-laws, or

                           (B) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject, except for breaches, violations or defaults which, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have a WPL Material Adverse Effect.

                  Section 4.5  Reports and Financial Statements.

                  (a) The filings required to be made by WPL and the WPL Subsidiaries since January 1, 1992 under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the 1935 Act, the Federal Power Act (the "Power Act"), the Atomic Energy Act of 1954, as amended (the "Atomic Energy Act") and applicable state laws and regulations have been filed with the SEC, the Federal Energy Regulatory Commission (the "FERC"), the Nuclear Regulatory Commission (the "NRC"), the Department of Energy (the "DOE") or any appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder.

                  (b) WPL has made available to IES and Interstate a true and complete copy of each form, report, schedule, registration statement and definitive proxy statement filed by each of WPL and WP&LC with the SEC since January 1, 1992 (as such documents have since the time of their filing been amended or supplemented, the "WPL SEC Reports") and each other filing described in Section 4.5(a). As of their respective dates, the WPL SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c)  The  audited   consolidated   financial   statements  and
unaudited interim financial statements of WPL and WP&LC, as the case may be, included in the WPL SEC Reports (collectively, the

"WPL Financial Statements") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q under the Exchange Act) and fairly present in all material respects the financial position of WPL or WP&LC, as the case may be, as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.

                  (d) True, accurate and complete copies of the Restated Articles of Incorporation and By-laws of WPL, as in effect on the date hereof, are included (or incorporated by reference) in the WPL SEC Reports.

                  Section 4.6 Absence of Certain Changes or Events. Except as disclosed in the WPL SEC Reports filed prior to the date hereof or as set forth in Section 4.6 of the WPL Disclosure Schedule, since December 31, 1994, WPL and each of the WPL Subsidiaries and the WPL Joint Ventures have conducted their businesses only in the ordinary course of their respective businesses consistent with past practice and there has not been, and no facts or conditions exist (other than facts or conditions of general applicability to electric utility companies in the region in which WPL, IES and Interstate operate) which, in the aggregate have, or insofar as reasonably can be foreseen, would have, a WPL Material Adverse Effect.

                  Section 4.7 Litigation. Except as disclosed in the WPL SEC Reports filed prior to the date hereof or as set forth in Section 4.7, Section
4.9 or Section 4.11 of the WPL Disclosure Schedule,

                  (a) there are no claims, suits, actions or proceedings pending or, to the knowledge of WPL, threatened, nor are there, to the knowledge of WPL, any investigations or reviews pending or threatened against, relating to or affecting WPL or any of the WPL Subsidiaries and, to the knowledge of WPL, the WPL Joint Ventures;

                  (b) there have not been any  developments  since  December 31,
         1994  with  respect  to  such   disclosed   claims,   suits,   actions,
         proceedings, investigations or reviews; and

                  (c) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to WPL or any of the WPL Subsidiaries and, to the knowledge of WPL, the WPL Joint Ventures, which, when taken together with any other nondisclosures of matters described in clauses (a), (b) and (c), have, or insofar as reasonably can be foreseen, would have, a WPL Material Adverse Effect.

                  Section 4.8  Registration Statement and Proxy Statement.

                  (a) None of the information supplied or to be supplied by or on behalf of WPL for inclusion or incorporation by reference in:

                      (i) the registration statement on Form S-4 to be filed with the SEC by WPL in connection with the issuance of shares of WPL Common Stock in the Merger (the "Registration Statement") will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

                      (ii) the joint proxy statement, in definitive form, relating to the meetings of WPL, IES and Interstate shareholders to be held in connection with the Merger (the "Proxy Statement") will, at the date(s) mailed to shareholders and at the times of the meetings of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (b) The Registration Statement and the Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act, respectively, and the applicable rules and regulations thereunder.

                  Section 4.9 Tax Matters. Except as set forth in Section 4.9 of the WPL Disclosure Schedule:

                  (a) Filing of Timely Tax Returns. WPL and each of the WPL Subsidiaries have filed (or there has been filed on its behalf) all Tax Returns (as hereinafter defined) required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

                  (b) Payment of Taxes. WPL and each of the WPL Subsidiaries have, within the time and in the manner prescribed by law, paid all Taxes (as hereinafter defined) that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

                  (c)  Tax  Reserves.   WPL  and  the  WPL   Subsidiaries   have
established on their books and records reserves adequate to pay all Taxes and reserves for deferred income taxes in accordance with GAAP.

                  (d) Tax Liens. There are no Tax liens upon the assets of WPL or any of the WPL Subsidiaries except liens for Taxes not yet due.

                  (e) Withholding Taxes. WPL and each of the WPL Subsidiaries have complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

                  (f) Extensions of Time for Filing Tax Returns. Neither WPL nor any of the WPL Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been timely filed.

                  (g) Waivers of Statute of Limitations. Neither WPL nor any of the WPL Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

                  (h) Expiration of Statute of Limitations. The statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of WPL and each of the WPL Subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all Tax periods ended before the date hereof, and no deficiency for any Taxes has been proposed, asserted or assessed against WPL or any of the WPL Subsidiaries that has not been resolved and paid in full.

                  (i) Audit, Administrative and Court Proceedings. No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of WPL or any of the WPL Subsidiaries.

                  (j) Powers of Attorney. No power of attorney currently in force has been granted by WPL or any of the WPL Subsidiaries concerning any Tax matter.

                  (k) Tax Rulings. Neither WPL nor any of the WPL Subsidiaries has received a Tax Ruling (as hereinafter defined) or entered into a Closing Agreement (as hereinafter defined) with any taxing authority that would have a continuing adverse effect after the Closing Date.

                  (l) Availability of Tax Returns. WPL has made available to IES and Interstate complete and accurate copies covering the six years ended December 31, 1994 of (i) all Tax Returns, and any amendments thereto, filed by WPL or any of the WPL Subsidiaries, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by WPL or any of the WPL Subsidiaries, and (iii) any Closing Agreements entered into by WPL or any of the WPL Subsidiaries with any taxing authority.

                  (m) Tax Sharing Agreements. Neither WPL nor any WPL Subsidiary is a party to any agreement relating to allocating or sharing of Taxes.

                  (n) Code Section 280G. Neither WPL nor any of the WPL Subsidiaries is a party to any agreement, contract, or arrangement that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                  (o)  Liability  for  Others.  None  of WPL  or any of the  WPL
Subsidiaries has any liability for Taxes of any person other than WPL and the WPL Subsidiaries (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, (ii) by contract, or (iii) otherwise.

                  (p) As used in this Agreement:

                      (i) "Taxes" means any Federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes;

                      (ii) "Tax Return" means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for a group of entities;

                      (iii) "Tax Ruling" means a written ruling of a taxing authority relating to Taxes; and

                      (iv) "Closing Agreement" means a written and legally binding agreement with a taxing authority relating to Taxes.

                  Section 4.10 Employee Matters; ERISA.

                  (a) Benefit Plans. Section 4.10(a) of the WPL Disclosure Schedule contains a true and complete list of each employee benefit plan, program or arrangement covering employees, former employees or directors of WPL and each of the WPL Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any severance or change in control agreement (collectively, the "WPL Benefit Plans"). For the purposes of this Section 4.10 only, the term "WPL" shall be deemed to include the predecessors of such company.

                  (b) Contributions. Except as set forth in Section 4.10(b) of the WPL Disclosure Schedule, all material contributions and other payments required to be made by WPL or any of the WPL Subsidiaries to any WPL Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the WPL Financial Statements.

                  (c) Qualification; Compliance. Except as set forth in Section 4.10(c) of the WPL Disclosure Schedule each of the WPL Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified, and, to the knowledge of WPL, no circumstances exist that are reasonably expected by WPL to result in the revocation of any such determination. WPL is in compliance in all respects with, and each of the WPL Benefit Plans is and has been operated in all respects in compliance with, all applicable laws, rules and regulations governing each such plan, including, without limitation, ERISA and the Code, except for any violations that, in the aggregate do not, and insofar as reasonably can be foreseen, would not, give rise to a WPL Material Adverse Effect. Each WPL Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies in all material respects with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits.

                  (d) Liabilities. With respect to the WPL Benefit Plans, individually and in the aggregate, no event has occurred, and, to the knowledge of WPL, there does not now exist any condition or set of circumstances that could subject WPL or any of the WPL Subsidiaries to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability of any kind whatsoever, whether direct or indirect, contingent, inchoate or otherwise, to any such plan or the Pension Benefit Guaranty Corporation (the "PBGC")), or under any indemnity agreement to which WPL is subject, which liability, excluding liability for PBGC premiums, benefit claims and funding obligations payable in the ordinary course, has, or insofar as reasonably can be foreseen, would have, a WPL Material Adverse Effect.

                  (e) Welfare Plans. Except as set forth in Section 4.10(e) of the WPL Disclosure Schedule, none of the WPL Benefit Plans that are "welfare plans" within the meaning of Section 3(1) of ERISA, provides for any benefits payable to or on behalf of any employee or director after termination of employment or service, as the case may be, other than elective continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA or coverage which expires at the end of the calendar month following such event.

                  (f) Documents made Available. WPL has made available to IES and Interstate a true and correct copy of each collective bargaining agreement to which WPL or any of the WPL Subsidiaries is a party or under which WPL or any of the WPL Subsidiaries has obligations and, with respect to each WPL Benefit Plan, where applicable,

                      (i) such plan and summary plan description,

                      (ii) the most recent annual report filed with the IRS,

                      (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document),

                      (iv) the most recent determination of the IRS with respect to the qualified status of such WPL Benefit Plan, and

                      (v) the most recent actuarial report or valuation.

                  (g) Payments  Resulting  from  Merger.  Except as set forth in
Section 4.10(g) of the WPL Disclosure Schedule:

                      (i) The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any

                           (A) payment  (whether of severance  pay or otherwise)
                  becoming due from WPL or any of the WPL Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement that would not have been paid without regard to such consummation or announcement, or

                           (B)  benefit   under  any  WPL  Benefit   Plan  being
                  established or becoming accelerated, vested or payable; and

                      (ii) neither WPL nor any of the WPL Subsidiaries is a party to

                           (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee,

                           (B) any consulting contract with any person who prior
                  to entering into such contract was a director or officer of WPL, or

                           (C) any  material  plan,  agreement,  arrangement  or
                  understanding similar to any of the foregoing.

                  (h) Labor Agreements. Except as set forth in Section 4.10(h) of the WPL Disclosure Schedule, as of the date hereof, neither WPL nor any of the WPL Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To the knowledge of WPL, as of the date hereof, there is no current union representation question involving employees of WPL or any of the WPL Subsidiaries, nor does WPL know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in the WPL SEC Reports filed prior to the date hereof or in Section 4.10(h) of the WPL Disclosure Schedule,

                      (i) there is no material unfair labor practice, employment discrimination or other complaint against WPL or any of the WPL Subsidiaries pending, or to the knowledge of WPL, threatened,

                      (ii) there is no strike, lockout or material dispute, slowdown or work stoppage pending, or to the knowledge of WPL, threatened, against or involving WPL or any of the WPL Subsidiaries, and

                      (iii) there is no material proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of WPL, threatened, in respect of which any director, officer, employee or agent of WPL or any of the WPL Subsidiaries is or may be entitled to claim indemnification from WPL or such WPL Subsidiary pursuant to their respective Articles of Incorporation or By-laws.

                  Section 4.11 Environmental Protection.  Except as set forth in
Section 4.11 of the WPL Disclosure Schedule or in the WPL SEC Reports filed prior to the date hereof:

                  (a)  Compliance.

                      (i) Each of WPL and the WPL Subsidiaries and WPL Joint Ventures is in compliance with all applicable Environmental Laws (as hereinafter defined), except where the failure to be in compliance, in the aggregate does not, and insofar as reasonably can be foreseen, would not, have a WPL Material Adverse Effect; and

                      (ii) neither WPL nor any of the WPL Subsidiaries and WPL Joint Ventures has received any communication (written or oral) from any person or Governmental Authority that alleges that WPL or any of the WPL Subsidiaries and WPL Joint Ventures is not in such compliance with applicable Environmental Laws.

                  (b) Environmental Permits. Each of WPL and the WPL Subsidiaries has obtained all material environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities and the conduct of their operations, as applicable, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and WPL and the WPL Subsidiaries are in compliance with all terms and conditions of the Environmental Permits, except where the failure to be in such compliance, in the aggregate does not, and insofar as reasonably can be foreseen, would not, have a WPL Material Adverse Effect.

                  (c) Environmental Claims. There is no material Environmental Claim (as hereinafter defined) pending

                      (i) against WPL or any of the WPL Subsidiaries or WPL Joint Ventures,

                      (ii) against any person or entity whose liability for any Environmental Claim WPL or any of the WPL Subsidiaries has or may have retained or assumed either contractually or by operation of law, or

                      (iii) against any real or personal property or operations which WPL or any of the WPL Subsidiaries owns, leases or manages, in whole or in part.

                  (d) Releases. To the knowledge of WPL, there have not been any material Releases (as hereinafter defined) of any Hazardous Material (as hereinafter defined) that would be reasonably likely to form the basis of any material Environmental Claim against WPL or any of the WPL Subsidiaries, or against any person or entity whose liability for any material Environmental Claim WPL or any of the WPL Subsidiaries has or may have retained or assumed either contractually or by operation of law.

                  (e) Predecessors. To the knowledge of WPL, with respect to any predecessor of WPL or any of the WPL Subsidiaries, there is no material Environmental Claim pending or threatened, and there has been no Release of Hazardous Materials that would be reasonably likely to form the basis of any material Environmental Claim.

                  (f) Disclosure. To WPL's knowledge, WPL has disclosed to each of IES and Interstate all material facts which WPL reasonably believes form the basis of a material Environmental Claim arising from

                      (i) the cost of WPL pollution control equipment currently required or known to be required in the future;

                      (ii) current WPL remediation costs or WPL remediation costs known to be required in the future; or

                      (iii) any other environmental matter affecting WPL or the WPL Subsidiaries or WPL Joint Ventures.

                  (g) As used in this Agreement:

                      (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance, liability or violation (written or oral) by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from

                           (A) the presence,  or Release or  threatened  Release
                  into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by WPL or any of the WPL Subsidiaries or WPL Joint Ventures (for purposes of this Section 4.11), or by IES or any of the IES Subsidiaries or IES Joint Ventures (as hereinafter defined) (for purposes of Section 5.11) or by Interstate or any of the Interstate Subsidiaries or Interstate Joint Ventures (as hereinafter defined) (for the purposes of Section 6.11); or

                           (B) circumstances forming the basis of any violation,
                  or alleged violation, of any Environmental Law; or

                           (C) any and all  claims  by any third  party  seeking
                  damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials;

                      (ii) "Environmental Laws" means all Federal, state and local laws, rules and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

                      (iii) "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls; and (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which WPL or any of the WPL Subsidiaries or WPL Joint Ventures operates (for purposes of this Section 4.11) or in which IES or any of the IES Subsidiaries or IES Joint Ventures operates (for purposes of Section 5.11) or in which Interstate or any of the Interstate Subsidiaries or Interstate Joint Ventures operates (for purposes of Section 6.11); and

                      (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

                  Section 4.12 Regulation as a Utility. (a) WP&LC is regulated as a public utility in the State of Wisconsin and in no other state. WP&LC's Subsidiary, South Beloit Water, Gas and Electric Company, an Illinois
corporation, is a public utility supplying electric, gas and water service, principally in Winnebago County, Illinois. Except as set forth in Section 4.12 of the WPL Disclosure Schedule, neither WPL nor any "subsidiary company" or "affiliate" of WPL is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country. WPL is an exempt holding company under Section 3(a)(1) of the 1935 Act.

                  (b) As used in this Section 4.12 and in Sections 5.12 and 6.12, the terms "subsidiary company" and "affiliate" shall have the respective meanings ascribed to them in the 1935 Act.

                  Section 4.13 Vote Required. The approval by the holders of a majority of the votes entitled to be cast by all holders of WPL Common Stock (the "WPL Shareholders' Approval") to approve the IES Merger, the issuance of the shares of WPL Common Stock in the Merger and the charter amendments as described in Section 8.19 of the WPL Disclosure Schedule is the only vote of the holders of any class or series of the capital stock of WPL required for any of the transactions contemplated by this Agreement or the Stock Option Agreements to which WPL is a party; provided, however, that the approval of shareholders of WPL may be required for the repurchase of shares of WPL Common Stock pursuant to
Section 8(a) of each of the WPL/IES and WPL/Interstate Stock Option Agreements under circumstances where Section 180.1134 of the WBCL would be applicable.

                  Section 4.14  Accounting Matters.

                  (a) Neither WPL nor, to WPL's knowledge, any of its Affiliates (as hereinafter defined) has taken or agreed to take any action that would prevent WPL from accounting for the transactions to be effected pursuant to this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations.

                  (b)  As  used  in  this  Agreement   (except  as  specifically
otherwise defined):

                      (i) "Affiliate" means, as to any person, any other person which directly or indirectly controls, or is under common control with, or is controlled by, such person; and

                      (ii) "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  Section 4.15 Applicability of Certain Provisions of Wisconsin Law, Etc. Assuming the representations and warranties of IES and Interstate made in Sections 5.18 and 6.18, respectively, are correct, none of the "control share voting" provisions of Section 180.1150 of the WBCL, the "business combination" provisions of Sections 180.1140 to 180.1144 of the WBCL, the "fair price" provisions of Sections 180.1130 to 180.1133 of the WBCL, or any other takeover related provisions of the WBCL (or, to the knowledge of WPL, any other similar state statute) or the Restated Articles of Incorporation or By-laws of WPL, are applicable to the transactions contemplated by this Agreement, including the granting or exercise of the WPL/IES and WPL/Interstate Stock Option Agreements (except as set forth in Section 4.15 of the WPL Disclosure Schedule).

                  Section 4.16 Opinion of Financial Advisor. As of the date hereof, WPL has received the opinion of Merrill Lynch & Co. ("Merrill"), to the effect that, as of the date hereof, the IES Ratio and the Interstate Ratio are fair to WPL from a financial point of view.

                  Section 4.17 Insurance. Except as set forth in Section 4.17 of the WPL Disclosure Schedule, each of WPL and the WPL Subsidiaries is, and has been continuously since January 1, 1990, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business conducted by WPL and the WPL Subsidiaries during such time period. Except as set forth in Section
4.17 of the WPL Disclosure Schedule, neither WPL nor any of the WPL Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of WPL or any of the WPL Subsidiaries. The insurance policies of WPL and each of the WPL Subsidiaries are valid and enforceable policies in all material respects.

                  Section 4.18 Ownership of IES and Interstate Common Stock. Except as set forth in Section 4.18 of the WPL Disclosure Schedule, and except pursuant to the terms of the IES/WPL Stock Option Agreement and the Interstate/WPL Stock Option Agreement, WPL does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of IES Common Stock or Interstate Common Stock.

                  Section 4.19 WPL Rights Agreement. Assuming the accuracy of the representations contained in Sections 5.18 and 6.18, the consummation of the transactions contemplated by this Agreement will not result in the triggering of any right or entitlement of WPL shareholders under the WPL Rights Agreement.

                  Section 4.20 Operations of Nuclear Power Plant.  Except as set
forth in Section 4.20 of the WPL Disclosure Schedule, the operations of the Kewaunee Nuclear Facility ("Kewaunee") owned by WPL (together with Wisconsin Public Service Corporation ("WPS") and Madison Gas & Electric Company, as tenants in common) and operated by WPS, have at all times been conducted in compliance with applicable health, safety, regulatory and other legal requirements, except where the failure to be in compliance in the aggregate does not, and insofar as can reasonably be foreseen, would not, have a WPL Material Adverse Effect. Kewaunee maintains emergency plans designed to respond to an unplanned release from Kewaunee of radioactive materials into the environment. Customary liability insurance consistent with industry practice and consistent with WPL's view of the risks inherent in the operation of a nuclear power facility currently exists with respect to Kewaunee. Plans for the decommissioning of Kewaunee and for the short-term storage of spent nuclear fuel conform with the requirements of applicable law, and such plans have at all times been funded consistently with budget projections for such plans.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF IES

                  IES represents and warrants to WPL and Interstate as follows:

                  Section 5.1 Organization and Qualification. Except as set forth in Section 5.1 of the Disclosure Schedule to this Agreement prepared and delivered by IES (the "IES Disclosure Schedule"), each of IES and the IES Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing and in good standing (to the extent applicable under the laws of its respective jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing (to the extent applicable) to do business in each respective jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), or the results of operations of IES and the IES Subsidiaries taken as a whole or on the consummation of the transaction contemplated hereby (an "IES Material Adverse Effect").

                  Section 5.2  Subsidiaries.

                  (a) Section 5.2 of the IES Disclosure Schedule sets forth a description as of the date hereof, of all IES Subsidiaries and IES Joint Ventures, including (i) the name of each such entity and IES's interest therein, and (ii) a brief description of the principal line or lines of business conducted by each such entity.

                  (b) Except as set forth in Section 5.2 of the IES Disclosure Schedule, none of the IES Subsidiaries is a "public utility company," a "holding company," a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the 1935 Act, respectively.

                  (c) Except as set forth in Section 5.2 of the IES Disclosure Schedule, all of the issued and outstanding shares of capital stock of each IES Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by IES free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such IES Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock, or granting to any person other than IES or an IES Subsidiary any right to participate in its dividends or earnings or obligating it to grant, extend or enter into any such agreement or commitment.

                  (d)  As used in this Agreement,

                      (i) "IES Subsidiary" shall mean any Subsidiary of IES; and

                      (ii) "IES Joint Venture" shall mean any Joint Venture of IES or any IES Subsidiary.

                  Section 5.3  Capitalization.

                  (a)  The authorized capital stock of IES consists of

                      (i) 48,000,000 shares of IES Common Stock of which 29,345,573 shares were issued and outstanding as of September 30, 1995, and

                      (ii) 5,000,000 shares of IES Cumulative Preferred Stock, no par value ("IES Preferred Stock"), of which none were issued or outstanding as of September 30, 1995.

                   (b) The authorized capital stock of IES's Subsidiary, IES Utilities Inc., an Iowa corporation ("Utilities") consists of

                      (i) 24,000,000 shares of common stock, par value $2.50 per share of which 13,370,788 shares were issued and outstanding as of September 30, 1995 ("Utilities Common Stock"),

                      (ii) 466,406 shares of Cumulative Preferred Stock, $50 par value (4.30% series, 4.80% series, and 6.10% series) of which 120,000 of the 4.30% series, 146,354 of the 4.80% series, and 100,000 of the 6.10% series were issued and outstanding as of September 30, 1995 ("Utilities Preferred Stock"), and

                      (iii) 700,000 shares of Cumulative Preference Stock, $100 par value, of which none were outstanding as of September 30, 1995.

                  (c) All of the issued and outstanding shares of IES Common Stock, Utilities Common Stock and Utilities Preferred Stock are, and any shares of IES Common Stock issued pursuant to the IES/WPL and IES/Interstate Stock Option Agreements will be, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

                  (d) Except as set forth in Section  5.3 of the IES  Disclosure
Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating IES or any of the IES Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of IES, or obligating IES to grant, extend or enter into any such agreement or commitment, other than under the IES/WPL and IES/Interstate Stock Option Agreements.

                  Section 5.4 Authority; Non-contravention; Statutory Approvals; Compliance.

                  (a) Authority. IES has all requisite corporate power and authority to enter into this Agreement and the IES/WPL and IES/Interstate Stock Option Agreements, and, subject to the applicable IES Shareholders' Approval (as hereinafter defined) and the applicable IES Required Statutory Approvals (as hereinafter defined), to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the IES/WPL and IES/Interstate Stock Option Agreements and the consummation by IES of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of IES, subject to obtaining the applicable IES Shareholders' Approval. Each of this Agreement and the IES/WPL and IES/Interstate Stock Option Agreements has been duly and validly executed and delivered by IES and, assuming the due authorization, execution and delivery hereof and thereof by the other signatories hereto and thereto, constitutes the valid and binding obligation of IES enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

                  (b) Non-contravention. Except as set forth in Section 5.4(b) of the IES Disclosure Schedule, the execution and delivery of this Agreement and the IES/WPL and IES/Interstate Stock Option Agreements by IES do not, and the consummation of the transactions contemplated hereby or thereby will not, result in a Violation pursuant to any provisions of:

                      (i) the Articles of Incorporation, By-laws or similar governing documents of IES or any of the IES Subsidiaries or the IES Joint Ventures;

                      (ii) subject to obtaining the IES Required Statutory Approvals and the receipt of the IES Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to IES or any of IES Subsidiaries or IES Joint Ventures or any of their respective properties or assets, or

                      (iii) subject to obtaining the third-party consents set forth in Section 5.4(b) of the IES Disclosure Schedule (the "IES Required Consents"), any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which IES or any of the IES Subsidiaries or IES Joint Ventures is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such violations which, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have an IES Material Adverse Effect.

                  (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement or the IES/WPL and IES/Interstate Stock Option Agreements by IES or the consummation by IES of the transactions contemplated hereby or thereby, except as described in Section 5.4(c) of the IES Disclosure Schedule (the "IES Required Statutory Approvals", it being understood that references in this Agreement to "obtaining" such IES Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

                  (d)  Compliance.

                      (i) Except as set forth in Section 5.4(d), Section 5.10 or
         Section 5.11 of the IES Disclosure Schedule, or as disclosed in the IES SEC Reports (as hereinafter defined) filed prior to the date hereof, neither IES nor any of the IES Subsidiaries nor, to the knowledge of IES, any IES Joint Venture, is in violation of, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have an IES Material Adverse Effect.

                      (ii)  Except as set forth in Section  5.4(d) or in Section
         5.11 of the IES Disclosure Schedule, IES and the IES Subsidiaries and IES Joint Ventures have all Permits necessary to conduct their businesses as presently conducted, except those the failure of which to obtain, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have an IES Material Adverse Effect.

                      (iii) Except as set forth in Section 5.4(d) of the IES Disclosure Schedule, each of IES and the IES Subsidiaries and IES Joint Ventures is not in breach, violation, or default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under,

                           (A) its Articles of Incorporation or By-laws, or

                           (B) any contract, commitment,  agreement,  indenture,
                  mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject, except for breaches, violations or defaults which, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have an IES Material Adverse Effect.

                  Section 5.5  Reports and Financial Statements.

                  (a)  The  filings  required  to be  made  by IES  and  the IES
Subsidiaries since January 1, 1992 under the Securities Act, the Exchange Act, the 1935 Act, the Power Act, the Atomic Energy Act and applicable state laws and regulations have been filed with the SEC, the FERC, the NRC, the DOE or any appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder.

                  (b) IES has made available to WPL and Interstate a true and complete copy of each form, report, schedule, registration statement and definitive proxy statement filed by each of IES and Utilities with the SEC since January 1, 1992 (as such documents have since the time of their filing been amended or supplemented, the "IES SEC Reports") and each other filing described in Section 5.5(a). As of their respective dates, the IES SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) The audited consolidated financial statements and unaudited interim financial statements of IES and Utilities, as the case may be, included in the IES SEC Reports (collectively, the "IES Financial Statements") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q under the Exchange Act) and fairly present in all material respects the financial position of IES or Utilities, as the case may be, as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.

                  (d) True, accurate and complete copies of the Restated Articles of Incorporation and By-laws of IES, as in effect on the date hereof, are included (or incorporated by reference) in the IES SEC Reports.

                  Section 5.6 Absence of Certain Changes or Events. Except as disclosed in the IES SEC Reports filed prior to the date hereof or as set forth in Section 5.6 of the IES Disclosure Schedule, since December 31, 1994, IES and each of the IES Subsidiaries and IES Joint Ventures have conducted their businesses only in the ordinary course of their respective businesses consistent with past practice and there has not been, and no facts or conditions exist (other than facts or conditions of general applicability to electric utility companies in the region in which WPL, IES and Interstate operate) which, in the aggregate have or, insofar as reasonably can be foreseen, would have, an IES Material Adverse Effect.

                  Section 5.7 Litigation. Except as disclosed in the IES SEC Reports filed prior to the date hereof or as set forth in Section 5.7, Section
5.9 or Section 5.11 of the IES Disclosure Schedule,

                  (a) there are no claims, suits, actions or proceedings pending or, to the knowledge of IES, threatened, nor are there, to the knowledge of IES, any investigations or reviews pending or threatened against, relating to or affecting IES or any of the IES Subsidiaries and, to the knowledge of IES, the IES Joint Ventures;

                  (b) there have not been any  developments  since  December 31,
         1994  with  respect  to  such   disclosed   claims,   suits,   actions,
         proceedings, investigations or reviews; and

                  (c) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to IES or any of the IES Subsidiaries and, to the knowledge of IES, or the IES Joint Ventures, which, when taken together with any other nondisclosures of matters described in clauses (a), (b) and (c), have, or insofar as reasonably can be foreseen, would have, an IES Material Adverse Effect.


                  Section 5.8  Registration Statement and Proxy Statement.

                  (a) None of the information supplied or to be supplied by or on behalf of IES for inclusion or incorporation by reference in:

                      (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and

                      (ii) the Proxy Statement will, at the date mailed to shareholders and at the times of the meetings of shareholders to be held in connection with the IES Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (b) The Registration Statement and the Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act, respectively, and the applicable rules and regulations thereunder.

                  Section 5.9 Tax Matters. Except as set forth in Section 5.9 of the IES Disclosure Schedule:

                  (a) Filing of Timely Tax Returns. IES and each of the IES Subsidiaries have filed (or there has been filed on its behalf) all Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

                  (b) Payment of Taxes. IES and each of the IES Subsidiaries have, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

                  (c)  Tax  Reserves.   IES  and  the  IES   Subsidiaries   have
established on their books and records reserves adequate to pay all Taxes and reserves for deferred income taxes in accordance with GAAP.

                  (d) Tax Liens. There are no Tax liens upon the assets of IES or any of the IES Subsidiaries except liens for Taxes not yet due.

                  (e) Withholding Taxes. IES and each of the IES Subsidiaries have complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

                  (f) Extensions of Time for Filing Tax Returns. Neither IES nor any of the IES Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been timely filed.

                  (g) Waivers of Statute of Limitations. Neither IES nor any of the IES Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

                  (h) Expiration of Statute of Limitations. The statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of IES and each of the IES Subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all Tax periods ended before the date hereof, and no deficiency for any Taxes has been proposed, asserted or assessed against IES or any of the IES Subsidiaries that has not been resolved and paid in full.

                  (i) Audit, Administrative and Court Proceedings. No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of IES or any of the IES Subsidiaries.

                  (j) Powers of Attorney. No power of attorney currently in force has been granted by IES or any of the IES Subsidiaries concerning any Tax matter.

                  (k) Tax Rulings. Neither IES nor any of the IES Subsidiaries has received a Tax Ruling or entered into a Closing Agreement with any taxing authority that would have a continuing adverse effect after the Closing Date.

                  (l) Availability of Tax Returns. IES has made available to WPL and Interstate complete and accurate copies covering the six years ended December 31, 1994 of (i) all Tax Returns, and any amendments thereto, filed by IES or any of the IES Subsidiaries, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by IES or any of the

IES Subsidiaries, and (iii) any Closing Agreements entered into by IES or any of the IES Subsidiaries with any taxing authority.

                  (m) Tax Sharing Agreements. Neither IES nor any IES Subsidiary is a party to any agreement relating to allocating or sharing of Taxes.

                  (n) Code Section 280G. Except as set forth in Section 5.9(n) of the IES Disclosure Schedule, neither IES nor any of the IES Subsidiaries is a party to any agreement, contract, or arrangement that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                  (o)  Liability  for  Others.  None  of IES  or any of the  IES
Subsidiaries has any liability for Taxes of any person other than IES and the IES Subsidiaries (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, (ii) by contract, or (iii) otherwise.

                  Section 5.10 Employee Matters; ERISA.

                  (a) Benefit Plans. Section 5.10(a) of the IES Disclosure Schedule contains a true and complete list of each employee benefit plan, program or arrangement covering employees, former employees or directors of IES and each of the IES Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, employee benefit plans within the meaning of Section 3(3) of ERISA and any severance or change in control agreement (collectively, the "IES Benefit Plans"). For the purposes of this Section 5.10 only, the term "IES" shall be deemed to include the predecessors of such company.

                  (b) Contributions. Except as set forth in Section 5.10(b) of the IES Disclosure Schedule, all material contributions and other payments required to be made by IES or any of the IES Subsidiaries to any IES Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the IES Financial Statements.

                  (c) Qualification; Compliance. Except as set forth in Section 5.10(c) of the IES Disclosure Schedule, each of the IES Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to the knowledge of IES, no circumstances exist that are reasonably expected by IES to result in the revocation of any such determination. IES is in compliance in all respects with, and each of the IES Benefit Plans is and has been operated in all respects in compliance with, all applicable laws, rules and regulations governing each such plan, including, without limitation, ERISA and the Code, except for any violations that, in the aggregate do not, and insofar as reasonably can be foreseen, would not, give rise to an IES Material Adverse Effect. Each IES Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies in all material respects with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits.

                  (d) Liabilities. With respect to the IES Benefit Plans, individually and in the aggregate, no event has occurred, and, to the knowledge of IES, there does not now exist any condition or set of circumstances that could subject IES or any of the IES Subsidiaries to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability of any kind whatsoever, whether direct or indirect, contingent, inchoate or otherwise, to any such plan or the PBGC), or under any indemnity agreement to which IES is subject, which liability, excluding liability for PBGC premiums, benefit claims and funding obligations payable in the ordinary course, has, or insofar as reasonably can be foreseen, would have, an IES Material Adverse Effect.

                  (e) Welfare Plans. Except a set forth in Section 5.10(e) of the IES Disclosure Schedule, none of the IES Benefit Plans that are "welfare plans" within the meaning of Section 3(1) of ERISA, provides for any benefits payable to or on behalf of any employee or director after termination of employment or service, as the case may be, other than elective continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA or coverage which expires at the end of the calendar month following such event.

                  (f) Documents made Available. IES has made available to WPL and Interstate a true and correct copy of each collective bargaining agreement to which IES or any of the IES Subsidiaries is a party or under which IES or any of the IES Subsidiaries has obligations and, with respect to each IES Benefit Plan, where applicable,

                      (i) such plan and summary plan description,

                      (ii) the most recent annual report filed with the IRS,

                      (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document),

                      (iv) the most recent determination of the IRS with respect to the qualified status of such IES Benefit Plan, and

                      (v) the most recent actuarial report or valuation.

                  (g) Payments  Resulting  from  Merger.  Except as set forth in
Section 5.10(g) of the IES Disclosure Schedule:

                      (i) The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any

                           (A) payment  (whether of severance  pay or otherwise)
                  becoming due from IES or any of the IES Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement that would not have been paid without regard to such consummation or announcement or

                           (B)  benefit   under  any  IES  Benefit   Plan  being
                  established or becoming accelerated, vested or payable; and

                      (ii) neither IES nor any of the IES Subsidiaries is a party to

                           (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee,

                           (B) any consulting contract with any person who prior
                  to entering into such contract was a director or officer of IES, or

                           (C) any  material  plan,  agreement,  arrangement  or
                  understanding similar to any of the foregoing.

                  (h) Labor Agreements. Except as set forth in Section 5.10(h) of the IES Disclosure Schedule, as of the date hereof, neither IES nor any of the IES Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To the knowledge of IES, as of the date hereof, there is no current union representation question involving employees of IES or any of the IES Subsidiaries, nor does IES know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in the IES SEC Reports filed prior to the date hereof or in Section 5.10(h) of the IES Disclosure Schedule,

                      (i) there is no material unfair labor practice, employment discrimination or other complaint against IES or any of the IES Subsidiaries pending, or to the knowledge of IES, threatened,

                      (ii) there is no strike, lockout or material dispute, slowdown or work stoppage pending, or to the knowledge of IES, threatened, against or involving IES or any of the IES Subsidiaries, and

                      (iii) there is no material proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of IES, threatened, in respect of which any director, officer, employee or agent of IES or any of the IES Subsidiaries is or may be entitled to claim indemnification from IES or such IES Subsidiary pursuant to their respective Articles of Incorporation or By-laws.

                  Section 5.11 Environmental Protection.  Except as set forth in
Section 5.11 of the IES Disclosure Schedule or in the IES SEC Reports filed prior to the date hereof:

                  (a)  Compliance.

                      (i) Each of IES and the IES Subsidiaries and IES Joint Ventures is in compliance with all applicable Environmental Laws, except where the failure to be in compliance, in the aggregate does not, and insofar as reasonably can be foreseen, would not, have a IES Material Adverse Effect; and

                      (ii) neither IES nor any of the IES Subsidiaries and IES Joint Ventures has received any communication (written or oral) from any person or Governmental Authority that alleges that IES or any of the IES Subsidiaries and IES Joint Ventures is not in such compliance with applicable Environmental Laws.

                  (b)   Environmental   Permits.   Each   of  IES  and  the  IES
Subsidiaries has obtained all Environmental Permits necessary for the construction of their facilities and the conduct of their operations, as applicable, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and IES and the IES Subsidiaries are in compliance with all terms and conditions of the Environmental Permits, except where the failure to be in such compliance, in the aggregate does not, and insofar as reasonably can be foreseen, would not, have an IES Material Adverse Effect.

                  (c) Environmental Claims. There is no material Environmental Claim pending

                      (i) against IES or any of the IES Subsidiaries or IES Joint Ventures,

                      (ii) against any person or entity whose liability for any Environmental Claim IES or any of the IES

         Subsidiaries has or may have retained or assumed either contractually or by operation of law, or

                      (iii) against any real or personal property or operations which IES or any of the IES Subsidiaries owns, leases or manages, in whole or in part.

                  (d) Releases. To the knowledge of IES, there have not been any material Releases of any Hazardous Material that would be reasonably likely to form the basis of any material Environmental Claim against IES or any of the IES Subsidiaries, or against any person or entity whose liability for any material Environmental Claim IES or any of the IES Subsidiaries has or may have retained or assumed either contractually or by operation of law.

                  (e) Predecessors. To the knowledge of IES, with respect to any predecessor of IES or any of the IES Subsidiaries, there is no material Environmental Claim pending or threatened, and there has been no Release of Hazardous Materials that would be reasonably likely to form the basis of any material Environmental Claim.

                  (f) Disclosure. To IES's knowledge, IES has disclosed to each of WPL and Interstate all material facts which IES reasonably believes form the basis of a material Environmental Claim arising from

                      (i) the cost of IES pollution control equipment currently required or known to be required in the future;

                      (ii) current IES remediation costs or IES remediation costs known to be required in the future; or

                      (iii) any other environmental matter affecting IES or the IES Subsidiaries or IES Joint Ventures.

                  Section 5.12 Regulation as a Utility. Utilities is regulated as a public utility in the State of Iowa and in no other state. Except as set forth in Section 5.12 of the IES Disclosure Schedule, neither IES nor any "subsidiary company" or "affiliate" of IES is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country. IES is an exempt holding company under
Section 3(a)(1) of the 1935 Act.

                  Section 5.13 Vote Required. The approval by the holders of a majority of the votes entitled to be cast by all holders of IES Common Stock (the "IES Shareholders' Approval") to approve the IES Merger, is the only vote of the holders of any class or series of capital stock of IES required for any of the transactions required by this Agreement or the Stock Option Agreements to which IES is a party.

                  Section 5.14 Accounting Matters. Neither IES nor, to IES's knowledge, any of its Affiliates has taken or agreed to take any action that would prevent IES from accounting for the transactions to be effected pursuant to this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations.

                  Section 5.15 Applicability of Certain Iowa Law, Etc. Assuming the representations and warranties of WPL and Interstate made in Sections 4.18 and 6.18, respectively, are correct, none of the "fair price" provisions of
Section 502.214.7 of the IBCA, or any other takeover related provisions of the IBCA (or, to the knowledge of IES, any other similar state statute) or the Restated Articles of Incorporation or By-laws of IES is applicable to the transaction contemplated by this Agreement, including the granting or exercise of the IES/WPL and IES/Interstate Stock Option Agreements (except as set forth on Schedule 5.15 of the IES Disclosure Schedule).

                  Section 5.16 Opinion of Financial Advisor. As of the date hereof, IES has received the opinion of Morgan Stanley & Co. Incorporated ("Morgan"), to the effect that, as of the date hereof, the IES Ratio, taking into account the Interstate Ratio, is fair from a financial point of view to the holders of IES Common Stock.

                  Section 5.17 Insurance. Except as set forth in Section 5.17 of the IES Disclosure Schedule, each of IES and the IES Subsidiaries is, and has been continuously since January 1, 1990, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business conducted by IES and the IES Subsidiaries during such time period. Except as set forth in Section
5.17 of the IES Disclosure Schedule, neither IES nor any of the IES Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of IES or any of the IES Subsidiaries. The insurance policies of IES and each of the IES Subsidiaries are valid and enforceable policies in all material respects.

                  Section 5.18 Ownership of WPL and Interstate Common Stock. Except as set forth in Section 5.18 of the IES Disclosure Schedule, and except pursuant to the terms of the WPL/IES Stock Option Agreement and the Interstate/IES Stock Option Agreement, IES does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of WPL Common Stock or Interstate Common Stock.

                  Section 5.19 IES Rights Agreement. Assuming the accuracy of the representations contained in Sections 4.18 and 6.18, the consummation of the transactions contemplated by this Agreement will not result in the triggering of any right or entitlement of IES shareholders under the Rights Agreement, dated as of November 6, 1991, between IES and IES, as rights agent (the "IES Rights Agreement").

                  Section 5.20 Operations of Nuclear Power Plant. Except as set forth in Section 5.20 of the IES Disclosure Schedule, the operations of the Duane Arnold Energy Center ("DAEC") owned by IES (together with Central Iowa Power Cooperative and Cornbelt Power Cooperative, as tenants in common) and operated by IES, have at all times been conducted in compliance with applicable health, safety, regulatory and other legal requirements, except where the failure to be in compliance in the aggregate does not, and insofar as can reasonably be foreseen, would not, have an IES Material Adverse Effect. DAEC maintains emergency plans designed to respond to an unplanned release from DAEC of radioactive materials into the environment. Customary liability insurance consistent with industry practice and consistent with IES's view of the risks inherent in the operation of a nuclear power facility currently exists with respect to DAEC. Plans for the decommissioning of DAEC and for the short-term storage of spent nuclear fuel conform with the requirements of applicable law, and such plans have at all times been funded consistently with budget projections for such plans.


                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF INTERSTATE

                  Interstate represents and warrants to WPL and IES as follows:

                  Section 6.1 Organization and Qualification. Except as set forth in Section 6.1 of the Disclosure Schedule to this Agreement prepared and delivered by Interstate (the "Interstate Disclosure Schedule"), each of Interstate and the Interstate Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing and in good standing (to the extent applicable) under the laws of its respective jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing (to the extent applicable) to do business in each respective jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), or the results of operations of Interstate and the Interstate Subsidiaries taken as a whole or on the consummations of the transactions contemplated hereby (an "Interstate Material Adverse Effect").

                  Section 6.2  Subsidiaries.

                  (a) Section 6.2 of the Interstate Disclosure Schedule sets forth a description as of the date hereof, of all Interstate Subsidiaries and Interstate Joint Ventures, including (i) the name of each such entity and Interstate's interest therein, and (ii) a brief description of the principal line or lines of business conducted by each such entity.

                  (b) Except as set forth in Section 6.2 of the Interstate Disclosure Schedule, none of the Interstate Subsidiaries is a "public utility company," a "holding company," a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the 1935 Act, respectively.

                  (c) Except as set forth in Section 6.2 of the Interstate Disclosure Schedule, all of the issued and outstanding shares of capital stock of each Interstate Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by Interstate free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such Interstate Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or granting to any person other than Interstate or any Interstate Subsidiary any right to participate in its dividends or earnings or obligating it to grant, extend or enter into any such agreement or commitment.

                  (d) As used in this Agreement,

                      (i) "Interstate Subsidiary" shall mean any Subsidiary of Interstate; and

                      (ii) "Interstate Joint Venture" shall mean any Joint Venture of Interstate or any Interstate Subsidiary.

                  Section 6.3  Capitalization.

                  (a) The authorized capital stock of Interstate consists of

                      (i) 30,000,000 shares of Interstate Common Stock of which 9,564,287 shares were issued and outstanding as of September 30, 1995,

                      (ii) 2,000,000 shares of Interstate Preferred Stock were authorized, of which 761,381 shares of the 4.36% series, 4.68% series, 6.40% series and 7.76% series were issued and outstanding as of September 30, 1995, and

                      (iii) 2,000,000 shares of Interstate Preference Stock, $1.00 par value, of which none were issued and outstanding as of September 30, 1995.

                  (b) All of the issued and outstanding shares of Interstate Common Stock and Interstate Preferred Stock are, and any shares of Interstate Common Stock issued pursuant to the Interstate/WPL and Interstate/IES Stock
Option Agreements will be, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

                  (c) Except as set forth in Section 6.3 of the Interstate Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Interstate or any of the Interstate Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Interstate, or obligating Interstate to grant, extend or enter into any such agreement or commitment, other than under the Interstate/WPL and Interstate/IES Stock Option Agreements.

                  Section 6.4 Authority; Non-contravention; Statutory Approvals; Compliance.

                  (a) Authority. Interstate has all requisite corporate power and authority to enter into this Agreement and the Interstate/WPL and Interstate/IES Stock Option Agreements, and, subject to the applicable Interstate Shareholders' Approval (as hereinafter defined) and the applicable Interstate Required Statutory Approvals (as hereinafter defined), to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the Interstate/WPL and Interstate/IES Stock Option Agreements and the consummation by Interstate of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Interstate, subject to obtaining the applicable Interstate Shareholders' Approval. Each of this Agreement and the Interstate/WPL and Interstate/IES Stock Option Agreements has been duly and validly executed and delivered by Interstate and, assuming the due authorization, execution and delivery hereof and thereof by the other signatories hereto and thereto, constitutes the valid and binding obligation of Interstate enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

                  (b) Non-contravention. Except as set forth in Section 6.4(b) of the Interstate Disclosure Schedule, the execution and delivery of this Agreement and the Interstate/WPL and Interstate/IES Stock Option Agreements by Interstate do not, and the consummation of the transactions contemplated hereby or thereby will not, result in a Violation pursuant to any provisions of:

                      (i) the Articles of Incorporation, By-laws or similar governing documents of Interstate or any of the Interstate Subsidiaries or Interstate Joint Ventures;

                      (ii) subject to obtaining the Interstate Required Statutory Approvals and the receipt of the Interstate Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to Interstate or any of the Interstate
         Subsidiaries or Interstate Joint Ventures or any of their respective properties or assets; or

                      (iii) subject to obtaining the third-party consents set forth in Section 6.4(b) of the Interstate Disclosure Schedule (the "Interstate Required Consents"), any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Interstate or any of the Interstate Subsidiaries or the Interstate Joint Ventures is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such violations which, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have an Interstate Material Adverse Effect.

                  (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement or the Interstate/WPL and Interstate/IES Stock Option Agreements by Interstate or the consummation by Interstate of the transactions contemplated hereby or thereby, except as described in Section 6.4(c) of the Interstate Disclosure Schedule (the "Interstate Required Statutory Approvals", it being understood that references in this Agreement to "obtaining" such Interstate Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

                  (d)  Compliance.

                      (i) Except as set forth in Section 6.4(d), Section 6.10 or
         Section 6.11 of the Interstate Disclosure Schedule, or as disclosed in the Interstate SEC Reports (as hereinafter defined) filed prior to the date hereof, neither Interstate nor any of the Interstate Subsidiaries nor, to the knowledge of Interstate, any Interstate Joint Venture is in violation of, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have an Interstate Material Adverse Effect.

                      (ii)  Except as set forth in Section  6.4(d) or in Section
         6.11 of the Interstate Disclosure Schedule, Interstate and the Interstate Subsidiaries and Interstate Joint Ventures have all Permits necessary to conduct their businesses as presently conducted, except those the failure of which to obtain, in the aggregate do not, and insofar as reasonably can be foreseen, would not, have an Interstate Material Adverse Effect.

                      (iii) Except as set forth in Section 6.4(d) of the Interstate Disclosure Schedule, each of Interstate and the Interstate Subsidiaries and Interstate Joint Ventures is not in breach, violation or default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under,

                           (A) its Articles of Incorporation or By-laws, or

                           (B) any contract, commitment,  agreement,  indenture,
                  mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject, except for breaches, violations or defaults which, in the aggregate do not, and insofar as can be reasonably foreseen, would not, have an Interstate Material Adverse Effect.

                  Section 6.5  Reports and Financial Statements.

                  (a) The filings required to be made by Interstate and the Interstate Subsidiaries since January 1, 1992 under the Securities Act, the Exchange Act, the Power Act, and applicable state laws and regulations have been filed with the SEC, the FERC, or any appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder.

                  (b) Interstate has made available to WPL and IES a true and complete copy of each form, report, schedule, registration statement and definitive proxy statement filed by Interstate with the SEC since January 1, 1992 (as such documents have since the time of their filing been amended or supplemented, the "Interstate SEC Reports") and each other filing described in
Section 6.5(a). As of their respective dates, the Interstate SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) The audited consolidated financial statements and unaudited interim financial statements of Interstate included in the Interstate SEC Reports (collectively, the "Interstate Financial Statements") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q under the Exchange Act) and fairly present in all material respects the financial position of Interstate as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.

                  (d) True, accurate and complete copies of the Restated Articles of Incorporation and By-laws of Interstate, as in effect on the date hereof, are included (or incorporated by reference) in the Interstate SEC Reports.

                  Section 6.6 Absence of Certain Changes or Events. Except as disclosed in the Interstate SEC Reports filed prior to the date hereof or as set forth in Section 6.6 of the Interstate Disclosure Schedule, since December 31, 1994, Interstate and each of the Interstate Subsidiaries and Interstate Joint Ventures have conducted their businesses only in the ordinary course of their respective businesses consistent with past practice and there has not been, and no facts or conditions exist (other than facts or conditions of general applicability to electric utility companies in the region in which WPL, IES and Interstate operate) which, in the aggregate have or, insofar as reasonably can be foreseen, would have, an Interstate Material Adverse Effect.

                  Section 6.7 Litigation. Except as disclosed in the Interstate SEC Reports filed prior to the date hereof or as set forth in Section 6.7,
Section 6.9 or Section 6.11 of the Interstate Disclosure Schedule,

                  (a) there are no claims, suits, actions or proceedings pending or, to the knowledge of Interstate, threatened, nor are there, to the knowledge of Interstate, any investigations or reviews pending or threatened against, relating to or affecting Interstate or any of the Interstate Subsidiaries and, to the knowledge of Interstate, the Interstate Joint Ventures;

                  (b) there have not been any  developments  since  December 31,
         1994  with  respect  to  such   disclosed   claims,   suits,   actions,
         proceedings, investigations or reviews; and

                  (c) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to Interstate or any of the Interstate Subsidiaries and, to the knowledge of Interstate, the Interstate Joint Ventures, which, when taken together with any other nondisclosures of matters described in clauses (a), (b) and (c), have, or insofar as reasonably can be foreseen, would have, an Interstate Material Adverse Effect.

                  Section 6.8 Registration Statement and Proxy Statement.

                  (a) None of the information supplied or to be supplied by or on behalf of Interstate for inclusion or incorporation by reference in

                      (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and

                      (ii) the Proxy Statement will, at the date mailed to shareholders and at the times of the meetings of shareholders to be held in connection with the Interstate Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (b) The Registration Statement and the Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act, respectively, and the applicable rules and regulations thereunder.

                  Section 6.9 Tax Matters. Except as set forth in Section 6.9 of the Interstate Disclosure Schedule:

                  (a) Filing of Timely Tax Returns. Interstate and each of the Interstate Subsidiaries have filed (or there has been filed on its behalf) all Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

                  (b) Payment of Taxes. Interstate and each of the Interstate Subsidiaries have, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

                  (c) Tax Reserves. Interstate and the Interstate Subsidiaries have established on their books and records reserves adequate to pay all Taxes and reserves for deferred income taxes in accordance with GAAP.

                  (d) Tax Liens. There are no Tax liens upon the assets of Interstate or any of the Interstate Subsidiaries except liens for Taxes not yet due.

                  (e) Withholding Taxes. Interstate and each of the Interstate Subsidiaries have complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

                  (f) Extensions of Time for Filing Tax Returns. Neither Interstate nor any of the Interstate Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been timely filed.

                  (g) Waivers of Statute of Limitations. Neither Interstate nor any of the Interstate Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

                  (h) Expiration of Statute of Limitations. The statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of Interstate and each of the Interstate Subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all Tax periods ended before the date hereof, and no deficiency for any Taxes has been proposed, asserted or assessed against Interstate or any of the Interstate Subsidiaries that has not been resolved and paid in full.

                  (i) Audit, Administrative and Court Proceedings. No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Interstate or any of the Interstate Subsidiaries.

                  (j) Powers of Attorney. No power of attorney currently in force has been granted by Interstate or any of the Interstate Subsidiaries concerning any Tax matter.

                  (k) Tax Rulings. Neither Interstate nor any of the Interstate Subsidiaries has received a Tax Ruling or entered into a Closing Agreement with any taxing authority that would have a continuing adverse effect after the Closing Date.

                  (l) Availability of Tax Returns. Interstate has made available to WPL and IES complete and accurate copies covering the six years ended December 31, 1994 of (i) all Tax Returns, and any amendments thereto, filed by Interstate or any of the Interstate Subsidiaries, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by Interstate or any of the Interstate Subsidiaries, and (iii) any Closing Agreements entered into by Interstate or any of the Interstate Subsidiaries with any taxing authority.

                  (m)  Tax  Sharing  Agreements.   Neither  Interstate  nor  any
Interstate Subsidiary is a party to any agreement relating to allocating or sharing of Taxes.

                  (n) Code Section 280G. Neither Interstate nor any of the Interstate Subsidiaries is a party to any agreement, contract, or arrangement that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                  (o) Liability for Others. None of Interstate or any of the Interstate Subsidiaries has any liability for Taxes of any person other than Interstate and the Interstate Subsidiaries (i) under Treasury Regulations
Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, (ii) by contract, or (iii) otherwise.

                  Section 6.10 Employee Matters; ERISA.

                  (a) Benefit Plans. Section 6.10(a) of the Interstate Disclosure Schedule contains a true and complete list of each employee benefit plan, program or arrangement covering employees, former employees or directors of Interstate and each of the Interstate Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, employee benefit plans within the meaning of Section 3(3) of ERISA and any severance or change in control agreement (collectively, the "Interstate Benefit Plans"). For the purposes of this

Section 6.10 only, the term "Interstate" shall be deemed to include the predecessors of such company.

                  (b) Contributions. Except as set forth in Section 6.10(b) of the Interstate Disclosure Schedule, all material contributions and other payments required to be made by Interstate or any of the Interstate Subsidiaries to any Interstate Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the Interstate Financial Statements.

                  (c) Qualification; Compliance. Except as set forth in Section 6.10(b) of the Interstate Disclosure Schedule, each of the Interstate Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to the knowledge of Interstate, no circumstances exist that are reasonably expected by Interstate to result in the revocation of any such determination. Interstate is in compliance in all respects with, and each of the Interstate Benefit Plans is and has been operated in all respects in compliance with, all applicable laws, rules and regulations governing each such plan, including, without limitation, ERISA and the Code except for any violations that, in the aggregate do not, and insofar as reasonably can be foreseen, would not, give rise to an Interstate Material Adverse Effect. Each Interstate Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies in all material respects with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits.

                  (d) Liabilities. With respect to the Interstate Benefit Plans, individually and in the aggregate, no event has occurred, and, to the knowledge of Interstate, there does not now exist any condition or set of circumstances that could subject Interstate or any of the Interstate Subsidiaries to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability of any kind whatsoever, whether direct or indirect, contingent, inchoate or otherwise to any such plan or the PBGC), or under any indemnity agreement to which Interstate is subject, which liability, excluding liability for PBGC premiums, benefit claims and funding obligations payable in the ordinary course, has, or insofar as reasonably can be foreseen, would have, an Interstate Material Adverse Effect.

                  (e) Welfare Plans. Except as set forth in Section 6.10(e) of the Interstate Disclosure Schedule, none of the Interstate Benefit Plans that are "welfare plans" within the meaning of Section 3(1) of ERISA provides for any benefits payable to or on behalf of any employee or director after termination of employment or service, as the case may be, other than elective continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA or coverage which expires at the end of the calendar month following such event.

                  (f) Documents made Available. Interstate has made available to WPL and IES a true and correct copy of each collective bargaining agreement to which Interstate or any of the Interstate Subsidiaries is a party or under which Interstate or any of the Interstate Subsidiaries has obligations and, with respect to each Interstate Benefit Plan, where applicable,

                      (i) such plan and summary plan description,

                      (ii) the most recent annual report filed with the IRS,

                      (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document),

                      (iv) the most recent determination of the IRS with respect to the qualified status of such Interstate Benefit Plan, and

                      (v) the most recent actuarial report or valuation.

                  (g) Payments  Resulting  from  Merger.  Except as set forth in
Section 6.10(g) of the Interstate Disclosure Schedule:

                      (i) The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any

                           (A) payment  (whether of severance  pay or otherwise)
                  becoming  due  from   Interstate  or  any  of  the  Interstate
                  Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement that would not have been paid without regard to such consummation or announcement, or

                           (B) benefit under any  Interstate  Benefit Plan being
                  established or becoming accelerated, vested or payable; and

                      (ii)  neither   Interstate   nor  any  of  the  Interstate
         Subsidiaries is a party to

                           (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee,

                           (B) any consulting contract with any person who prior
                  to entering into such contract was a director or officer of Interstate, or

                           (C) any  material  plan,  agreement,  arrangement  or
                  understanding similar to any of the foregoing.

                  (h) Labor Agreements. Except as set forth in Section 6.10(h) of the Interstate Disclosure Schedule, as of the date hereof, neither Interstate nor any of the Interstate Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To the knowledge of Interstate, as of the date hereof, there is no current union representation question involving employees of Interstate or any of the Interstate Subsidiaries, nor does Interstate know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in the Interstate SEC Reports filed prior to the date hereof or in Section 6.10(h) of the Interstate Disclosure Schedule,

                      (i) there is no material unfair labor practice, employment discrimination or other complaint against Interstate or any of the Interstate Subsidiaries pending, or to the knowledge of Interstate, threatened,

                      (ii) there is no strike, lockout or material dispute, slowdown or work stoppage pending, or to the knowledge of Interstate threatened, against or involving Interstate or any of the Interstate Subsidiaries, and

                      (iii) there is no material proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of Interstate, threatened, in respect of which any director, officer, employee or agent of Interstate or any of the Interstate Subsidiaries is or may be entitled to claim indemnification from Interstate or such Interstate Subsidiary pursuant to their respective Articles of Incorporation or by-laws.

                  Section 6.11 Environmental Protection.  Except as set forth in
Section 6.11 of the Interstate Disclosure Schedule or in the Interstate SEC Reports filed prior to the date hereof:

                  (a)  Compliance.

                      (i) Each of Interstate and the Interstate Subsidiaries and
         Interstate Joint Ventures is in compliance with all applicable Environmental Laws, except where the failure to be in compliance, in the aggregate does not, and insofar as reasonably can be foreseen, would not, have an Interstate Material Adverse Effect; and

                      (ii) neither Interstate nor any of the Interstate Subsidiaries and Interstate Joint Ventures has received any communication (written or oral) from any person or Governmental Authority that alleges that Interstate or any of the Interstate Subsidiaries and Interstate Joint Ventures is not in compliance, as required by clause (i) above, with applicable Environmental Laws.

                  (b) Environmental Permits. Each of Interstate and the Interstate Subsidiaries has obtained all Environmental Permits necessary for the construction of their facilities and the conduct of their operations, as applicable, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Interstate and the Interstate Subsidiaries are in compliance with all terms and conditions of the Environmental Permits, except where the failure to be in such compliance, in the aggregate does not, and insofar as reasonably can be foreseen, would not, have an Interstate Material Adverse Effect.

                  (c) Environmental Claims. There is no material Environmental Claim pending

                      (i)   against   Interstate   or  any  of  the   Interstate
         Subsidiaries or Interstate Joint Ventures,

                      (ii) against any person or entity whose liability for any Environmental Claim Interstate or any of the Interstate Subsidiaries has or may have retained or assumed either contractually or by operation of law, or

                      (iii) against any real or personal property or operations which Interstate or any of the Interstate Subsidiaries owns, leases or manages, in whole or in part.

                  (d) Releases. To the knowledge of Interstate, there has not been any material Releases of any Hazardous Material that would be reasonably likely to form the basis of any material Environmental Claim against Interstate or any of the Interstate Subsidiaries, or against any person or entity whose liability for any material Environmental Claim Interstate or any of the Interstate Subsidiaries has or may have retained or assumed either contractually or by operation of law.

                  (e) Predecessors. To the knowledge of Interstate, with respect to any predecessor of Interstate or any of the Interstate Subsidiaries, there is no material Environmental Claim pending or threatened, and there has been no Release of Hazardous Materials that would be reasonably likely to form the basis of any material Environmental Claim.

                  (f) Disclosure. To Interstate's knowledge, Interstate has disclosed to each of WPL and IES all material facts which Interstate reasonably believes form the basis of a material Environmental Claim arising from

                      (i) the cost of Interstate pollution control equipment currently required or known to be required in the future;

                      (ii) current Interstate remediation costs or Interstate remediation costs known to be required in the future; or

                      (iii) any other environmental matter affecting Interstate or the Interstate Subsidiaries or Interstate Joint Ventures.

                  Section 6.12 Regulation as a Utility. Interstate is regulated as a public utility in the States of Iowa, Illinois and Minnesota and in no other state. Except as set forth in Section 6.12 of the Interstate Disclosure Schedule, no "subsidiary company" or "affiliate" of Interstate is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country.

                  Section 6.13 Vote Required. The approval by the holders of a majority of the outstanding shares of Interstate Common Stock (the "Interstate Shareholders' Approval") to approve the Interstate Merger is the only vote of the holders of any class or series of capital stock of Interstate required for any of the transactions required by this Agreement or the Stock Option Agreements to which Interstate is a party. The approval by the holders of shares of Interstate Preferred Stock is not required to approve the Interstate Merger.

                  Section 6.14 Accounting Matters. Neither Interstate nor, to Interstate's knowledge, any of its Affiliates has taken or agreed to take any action that would prevent Interstate from accounting for the transactions to be effected pursuant to this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations.

                  Section 6.15 Applicability of Certain Delaware Law, Etc. Assuming the representations and warranties of WPL and IES made in Sections 4.18 and 5.18, respectively, are correct, none of the provisions of Section 203 of the DGCL, or any other takeover related provisions of the DGCL (or to the knowledge of Interstate, any other similar State statute) or the Restated Articles of Incorporation or By-laws of Interstate are applicable to the transactions contemplated by this Agreement, including the granting or exercise of the Interstate/WPL and Interstate/IES Stock Option Agreements (except as set forth in Section 6.15 of the Interstate Disclosure Schedule.

                  Section 6.16 Opinion of Financial Advisor. Interstate has received the opinion of Salomon Brothers Inc ("Salomon") dated November 10, 1995, to the effect that, as of the date thereof, the consideration to be received by the holders of Interstate Common Stock in the Interstate Merger is fair from a financial point of view to the holders of Interstate Common Stock.

                  Section 6.17 Insurance. Except as set forth in Section 6.17 of the Interstate Disclosure Schedule, each of Interstate and the Interstate Subsidiaries is, and has been continuously since January 1, 1990, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business conducted by Interstate and the Interstate Subsidiaries during such time period. Except as set forth in Section 6.17 of the Interstate Disclosure Schedule, neither Interstate nor any of the Interstate Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of Interstate or any of the Interstate Subsidiaries. The insurance policies of Interstate and each of the Interstate Subsidiaries are valid and enforceable policies in all material respects.

                  Section 6.18 Ownership of WPL and IES Common Stock. Except pursuant to the terms of the WPL/Interstate and IES/Interstate Stock Option Agreements, Interstate does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of WPL Common Stock or IES Common Stock.


                                  ARTICLE VII

                     CONDUCT OF BUSINESS PENDING THE MERGER

                  Section 7.1 Covenants of the Parties. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, WPL, IES and Interstate each agree as set forth in this Article VII, each as to itself and to each of the WPL Subsidiaries, the IES Subsidiaries and the Interstate Subsidiaries, respectively, except as expressly contemplated or permitted in this Agreement, the Stock Option Agreements, or to the extent the other parties hereto shall otherwise consent in writing.

                  Section 7.2 Ordinary Course of Business. Each party hereto shall, and shall cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees. Except as set forth in Section 7.2 of the WPL Disclosure Schedule, the IES Disclosure Schedule or the Interstate Disclosure Schedule, respectively, no party shall, nor shall any party permit any of its Subsidiaries to, enter into a new line of business, or make any change in the line of business it engages in as of the date hereof involving any material investment of assets or resources or any material exposure to liability or loss, in the case of WPL, to WPL and its Subsidiaries taken as a whole, in the case of IES, to IES and its Subsidiaries taken as a whole, and in the case of Interstate, to Interstate and its Subsidiaries taken as a whole.

                  Section 7.3 Dividends. No party shall, nor shall any party permit any of its Subsidiaries to,

                  (a)(i) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than

                           (A) to such party or its wholly-owned Subsidiaries,

                           (B) dividends required to be paid on any IES Preferred Stock, Utilities Preferred Stock, WP&LC Preferred Stock or Interstate Preferred Stock in accordance with the respective terms thereof, and

                           (C) regular  quarterly  dividends on IES Common Stock
                  and Interstate Common Stock, with usual record and payment dates, during any fiscal year, which dividends shall not exceed 100% of the prior year in the case of IES and 100% of the prior year in the case of Interstate, and

                           (D) regular quarterly  dividends on WPL Common Stock,
                  with usual record and payment dates, during any fiscal year, which dividends shall not exceed 105% of the dividends for the prior fiscal year; and

                      (ii) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of their capital stock; or

                      (iii) redeem, repurchase or otherwise acquire any shares of their capital stock, other than

                           (A) redemptions,  purchases or acquisitions  required
                  by the respective terms of any series of IES Preferred Stock, Utilities Preferred Stock, WP&LC Preferred Stock, or Interstate Preferred Stock,

                           (B) in  connection  with  refunding of IES  Preferred
                  Stock, Utilities Preferred Stock, WP&LC Preferred Stock or Interstate Preferred Stock with preferred stock or debt at a lower cost of funds (calculating such cost on an after-tax basis),

                           (C) in  connection  with  intercompany  purchases  of
                  capital stock,

                           (D)  for  the  purpose  of  funding   employee  stock
                  ownership or dividend reinvestment and stock purchase plans in accordance with past practice, or

                           (E) as set forth on  Section  7.3(a)(iii)  of the WPL
                  Disclosure Schedule, IES Disclosure Schedule or Interstate Disclosure Schedule.

                  (b) Each of WPL, IES, and Interstate shall declare a dividend on each share of its Common Stock to holders of record of such shares as of the close of business on the business day next preceding the Effective Time in an amount equal to the product of

                      (i) a fraction,

                           (A) the  numerator of which equals the number of days
                  between the payment date with respect to the most recent regular dividend paid by WPL, IES, or Interstate, as the case may be, and the Effective Time, and

                           (B) the denominator of which equals 91, and

                      (ii) the amount of the regular cash dividend most recently paid by WPL, IES or Interstate, as the case may be;

provided, however, that if any one or more of WPL, IES or Interstate has declared a regular quarterly dividend on shares of its Common Stock with a payment date (the "Payment Date") after the Effective Time, then no dividend as provided for in this Section 7.3(b) shall be declared or paid with respect to such shares and the dividend of the other party or parties shall be calculated by substituting "Payment Date" for "Effective Time" in clause (i)(A) of this
Section 7.3(b).

                  (c)  Notwithstanding the foregoing,

                      (i)  WPL  may  redeem  all or  any  portion  of the  WP&LC
         Preferred Stock if the Board of Directors of WPL in good faith determines such course of action will facilitate the transactions contemplated hereby,

                      (ii) IES may redeem all or any portion of the IES Preferred Stock or Utilities Preferred Stock if the IES

         Board of Directors in good faith determines such course of action will facilitate the transactions contemplated hereby, and

                      (iii) Interstate may redeem all or any portion of the Interstate Preferred Stock, if the Interstate Board of Directors in good faith determines such course of action will facilitate the transactions contemplated hereby.

                  Section 7.4 Issuance of Securities. (a) No party shall, nor shall any party permit any of its Subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than
(w) pursuant to the Stock Option Agreements, (x) pursuant to the Benefit Plans relating to the WPL Subsidiaries listed in (and in amounts no greater than those set forth in) Section 7.4 of the WPL Disclosure Schedule, (y) issuances by a Subsidiary of a party hereto to the party that directly or indirectly controls such Subsidiary or to a wholly- owned Subsidiary of such party, and (z) issuances:

                      (i) in the case of IES and the IES Subsidiaries

                           (A) in connection  with refunding IES Preferred Stock
                  or Utilities Preferred Stock with preferred stock or debt at a lower cost of funds (calculating such cost on an after-tax basis); and

                           (B) up to 450,000  shares of IES  Common  Stock to be
                  issued for general corporate purposes, including issuances in connection with acquisitions and financing and issuances pursuant to employee benefit plans, stock option and other incentive compensation plans, directors plans and stock purchase plans;

                           (C) issuances of IES Common Stock pursuant to IES dividend reinvestment plans; and

                           (D) issuances of securities pursuant to the IES Rights Agreement.

                      (ii) in the case of WPL and the WPL Subsidiaries

                           (A) in connection  with refunding of WP&LC  Preferred
                  Stock with preferred stock or debt at a lower cost of funds (calculating such cost on an after-tax basis); and

                           (B) up to 1 million  shares of WPL Common Stock to be
                  issued for general corporate purposes,
                  including issuances in connection with acquisitions and financing and issuances pursuant to employee benefit plans, stock option and other incentive compensation plans, directors plans and stock purchase plans;

                           (C) issuances of WPL Common Stock pursuant to WPL dividend reinvestment plans; and

                           (D) issuances of securities pursuant to the WPL Rights Agreement.

                      (iii) in the case of Interstate and the Interstate Subsidiaries

                           (A)  in  connection   with  refunding  of  Interstate
                  Preferred Stock with preferred stock or debt at a lower cost of funds (calculating such cost on an after-tax basis); and

                           (B) up to 200,000  shares of Interstate  Common Stock
                  to be issued for general corporate purposes, including issuances in connection with acquisitions and financing and issuances pursuant to employee benefit plans, stock option and other incentive compensation plans, directors plans and stock purchase plans; and

                           (C) issuances of Interstate  Common Stock pursuant to
                  Interstate's dividend reinvestment plans.

                  (b) The parties shall promptly furnish to each other such information as may be reasonably requested including financial information and take such action as may be reasonably necessary and otherwise fully cooperate with each other in the preparation of any registration statement under the Securities Act and other documents necessary in connection with issuance of securities as contemplated by this Section 7.4, subject to obtaining customary indemnities.

                  Section 7.5 Charter Documents.  Except as set forth in Section
7.5 of the WPL Disclosure Schedule, the IES Disclosure Schedule or the Interstate Disclosure Schedule, except as contemplated herein, no party shall amend or propose to amend its respective articles of incorporation, by-laws or regulations, or similar organic documents.

                  Section  7.6 No  Acquisitions.  Except as set forth in Section
7.6 of the WPL Disclosure Schedule, the IES Disclosure Schedule or the Interstate Disclosure Schedule, other than acquisitions by a party and its Subsidiaries not in excess of $10 million in the case of WPL, $10 million in the case of IES and $5 million in the case of Interstate, over the amount budgeted or forecasted by each party for acquisition expenditures, as set forth in such
Section 7.6 of the WPL Disclosure Schedule, the IES Disclosure Schedule or the Interstate Disclosure Schedule,
singularly or in the aggregate, no party shall, nor shall any party permit any of its Subsidiaries to, acquire, or publicly propose to acquire, or agree to acquire, by merger or consolidation with, or by purchase or otherwise, a substantial equity interest in or a substantial portion of the assets of, any business or any corporation, partnership, association or other business organization or division thereof, nor shall any party acquire or agree to acquire a material amount of assets other than in the ordinary course of business consistent with past practice.

                  Section 7.7 Capital Expenditures and Emission Allowances. Except as set forth in Section 7.7 of the WPL Disclosure Schedule, the IES Disclosure Schedule or the Interstate Disclosure Schedule, or as required by law, no party shall, nor shall any party permit any of its Subsidiaries to, (i) make capital expenditures in excess of $50 million in the case of WPL, $80 million in the case of IES, and $16 million in the case of Interstate over the amount budgeted by each such party for capital expenditures as set forth in such
Section 7.7 of the WPL Disclosure Schedule, the IES Disclosure Schedule or the Interstate Disclosure Schedule, or (ii) enter into written commitments for the purchase of sulfur dioxide emission allowances as provided for by the Clean Air Act Amendments of 1990, in excess (singularly or in the aggregate) of $1 million in the case of WPL, $500,000 in the case of IES, and $250,000 in the case of Interstate.

                  Section  7.8 No  Dispositions.  Except as set forth in Section
7.8 of the WPL Disclosure Schedule, the IES Disclosure Schedule or the Interstate Disclosure Schedule, other than dispositions by a party and its Subsidiaries of assets having a fair market value (singularly or in the aggregate) of less than $10 million in the case of WPL, $10 million in the case of IES, and $2 million in the case of Interstate, no party shall, nor shall any party permit any of its Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any of its assets, other than encumbrances or dispositions in the ordinary course of its business consistent with past practice.

                  Section 7.9 Indebtedness. Except as contemplated by this Agreement, no party shall, nor shall any party permit any of its Subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain any financial condition of another person or enter into any arrangement having the economic effect of any of the foregoing other than (i) short-term indebtedness in the ordinary course of business consistent with past practice (such as the issuance of commercial paper or the use of existing credit facilities); (ii) long-term indebtedness not aggregating more than $40 million in the case of WPL, $60 million in the case of IES, and $20 million in the case of Interstate;

(iii) arrangements between such party and its Subsidiaries or among its Subsidiaries; (iv) as set forth in Section 7.9 of the WPL Disclosure Schedule, the IES Disclosure Schedule or the Interstate Disclosure Schedule; (v) in connection with the refunding of existing indebtedness at a lower cost of funds; or (vi) in connection with the refunding of IES Preferred Stock, Utilities Preferred Stock, WP&LC Preferred Stock or Interstate Preferred Stock, as permitted in Section 7.3.

                  Section 7.10  Compensation,  Benefits.  Except as set forth in
Section 7.10 of the WPL Disclosure Schedule, the IES Disclosure Schedule or the Interstate Disclosure Schedule, as may be required by applicable law or as contemplated by this Agreement, no party shall, nor shall any party permit any of its Subsidiaries to

                  (a) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by such party or any of its Subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of such party or any of its Subsidiaries, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party or any of its Subsidiaries, or

                 (b) enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee, except as set forth in Section 7.10 of the WPL Disclosure Schedule, the IES Disclosure Schedule or the Interstate Disclosure Schedule or otherwise in the ordinary course of business consistent with past practice.

                  Section 7.11 1935 Act. Except as set forth in Section 7.11 of the WPL Disclosure Schedule, the IES Disclosure Schedule or the Interstate
Disclosure Schedule, no party shall, nor shall any party permit any of its Subsidiaries to, except as required or contemplated by this Agreement, engage in any activities which would cause a change in its status, or that of its Subsidiaries, under the 1935 Act, or that would impair the ability of WPL to claim an exemption pursuant to its order under Section 3(a)(1) of the 1935 Act or that would impair the ability of IES to claim an exemption pursuant to its order under Section 3(a)(1) of the 1935 Act prior to the Effective Time, other than (i) the application to the SEC under the 1935 Act contemplated by this Agreement for approval to the extent required of the transactions contemplated hereby and (ii) the registration of the Company pursuant to the 1935 Act.

                  Section 7.12 Transmission, Generation. Except as required pursuant to tariffs on file with the FERC as of the date hereof, in the ordinary course of business consistent with past practice, or as set forth in Section
7.12 of the WPL Disclosure Schedule, the IES Disclosure Schedule or the Interstate Disclosure Schedule, no party shall, nor shall any party permit any of its Subsidiaries to, (i) commence construction of any additional generating, transmission or delivery capacity, or (ii) obligate itself to purchase or otherwise acquire, or to sell or otherwise dispose of, or to share, any additional generating, transmission or delivery capacity in an amount in excess of $30 million in the case of WPL, $80 million in the case of IES, and $16 million in the case of Interstate, except as set forth in the budgets or forecasts of WPL dated November 10, 1995, IES dated October 16, 1995 and Interstate dated February 27, 1995, respectively, which budgets or forecasts have been shared with each other party hereto .

                  Section 7.13 Accounting. Except as set forth in Section 7.13 of the WPL Disclosure Schedule, the IES Disclosure Schedule or the Interstate Disclosure Schedule, no party shall, nor shall any party permit any of its Subsidiaries to, make any changes in their accounting methods, except as required by law, rule, regulation or GAAP.

                  Section 7.14 Pooling. No party shall, nor shall any party permit any of its Subsidiaries or, within the exercise of its best efforts, its Joint Ventures to, take any action which would, or would be reasonably likely to, prevent the Company from accounting for the transactions to be effected pursuant to this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations, and each party hereto shall use all reasonable efforts to achieve such result (including taking such actions as may be necessary to cure any facts or circumstances that could prevent such transactions from qualifying for pooling-of-interests accounting treatment).

                  Section 7.15 Tax-free Status. No party shall, nor shall any party permit any of its Subsidiaries or, within the exercise of its best efforts, its Joint Ventures to, take any actions which would, or would be reasonably likely to, adversely affect the status of the Merger as a tax-free transaction (except as to dissenters' rights and fractional shares) under
Section 368(a) of the Code, and each party hereto shall use all reasonable efforts to achieve such result.

                  Section 7.16  Affiliate  Transactions.  Except as set forth in
Section 7.16 of the WPL Disclosure Schedule, the IES Disclosure Schedule or the Interstate Disclosure Schedule, no party shall, nor shall any party permit any of its Subsidiaries or, within the exercise of its best efforts, its Joint Ventures to, enter into any material agreement or arrangement with any of their respective Affiliates (other than wholly-owned Subsidiaries) on terms materially less favorable to such party than could reasonably be expected to have been obtained with an unaffiliated third party on an arm's-length basis.

                  Section 7.17 Cooperation, Notification. Each party shall, and shall cause its Subsidiaries and shall use its best efforts to cause, its Joint Ventures to

                  (a) cause its appropriate representatives to confer on a regular and frequent basis with one or more representatives of each other party to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations;

                  (b) promptly notify each other party of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects;

                  (c) advise each other party of any change or event which has, had or, insofar as reasonably can be foreseen, is reasonably likely to result in, in the case of WPL, a WPL Material Adverse Effect, in the case of IES, an IES Material Adverse Effect, or in the case of Interstate, an Interstate Material Adverse Effect; and

                  (d) promptly provide each other party with copies of all filings made by such party or any of its Subsidiaries with any state or Federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

                  Section 7.18 Third-party Consents.

                  (a) WPL shall, and shall cause its Subsidiaries to, use all commercially reasonable efforts to obtain all WPL Required Consents. WPL shall promptly notify IES and Interstate of any failure or prospective failure to obtain any such consents and, if requested by IES or Interstate, shall provide copies of all WPL Required Consents obtained by WPL to IES and Interstate.

                  (b) IES shall, and shall cause its Subsidiaries to, use all commercially reasonable efforts to obtain all IES Required Consents. IES shall promptly notify WPL and Interstate of any failure or prospective failure to obtain any such consents and, if requested by WPL or Interstate, shall provide copies of all IES Required Consents obtained by IES to WPL and Interstate.

                  (c) Interstate shall, and shall cause its Subsidiaries to, use all commercially reasonable efforts to obtain all Interstate Required Consents. Interstate shall promptly notify

WPL and IES of any failure or prospective failure to obtain any such consents and, if requested by WPL or IES, shall provide copies of all Interstate Required Consents obtained by Interstate to WPL and IES.

                  Section 7.19 No Breach. No party shall, nor shall any party permit any of its Subsidiaries to, willfully take any action that would or is reasonably likely to result

                  (a) in a material breach of any provision of this Agreement or the Stock Option Agreements, or

                  (b) in any of its representations and warranties set forth in this Agreement or the Stock Option Agreements being untrue on and as of the Closing Date.

                  Section 7.20 Tax-exempt Status. No party shall, nor shall any party permit any Subsidiary to take any action that would be reasonably likely to jeopardize the qualification of WP&LC's, Utilities's or Interstate's outstanding revenue bonds which qualify on the date hereof under Section 142(a) of the Code as "exempt facility bonds" or as tax-exempt industrial development bonds under Section 103(b)(4) of the Internal Revenue Code of 1954, as amended, prior to the enactment of the Tax Reform Act of 1986.

                  Section 7.21 Transition Steering Team. As soon as practicable after the date hereof, the parties shall create a special transition steering team (the "Transition Team") reporting to Erroll B. Davis, Jr. ("Mr. Davis") which shall be chaired by Wayne H. Stoppelmoor ("Mr. Stoppelmoor") and include a designee of each of IES, WPL and Interstate. The Transition Team shall develop recommendations concerning the future structure and operations of the Company after the Effective Time, subject to applicable law.

                  Section 7.22 Company Actions. IES, WPL and Interstate shall, and shall cause their respective Subsidiaries and shall use their best efforts to cause their respective Joint Ventures to, take only those actions, from the date hereof until the Effective Time, that are required, permitted or contemplated by this Agreement to be taken by any of them, including, without limitation, the declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority, as set forth in Section 7.22 of the WPL Disclosure Schedule, the IES Disclosure Schedule and the Interstate Disclosure Schedule, respectively.

                  Section 7.23 Tax Matters. Except as set forth in Section 7.23 of the WPL Disclosure Schedule, the IES Disclosure Schedule or the Interstate Disclosure Schedule, no party shall make or rescind any material express or deemed election relating to taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for Federal income tax purposes from those employed in the preparation of its Federal income tax return for the taxable year ending December 31, 1994, except as may be required by applicable law.

                  Section 7.24 Discharge of Liabilities. No party shall, nor shall any party permit its Subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of such party included in such party's reports filed with the SEC, or incurred in the ordinary course of business consistent with past practice.

                  Section 7.25 Contracts. No party shall, nor shall any party permit its Subsidiaries or, within the exercise of its best efforts, its Joint Ventures to, except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material contract or agreement to which such party or any Subsidiary of such party is a party or waive, release or assign any material rights or claims.

                  Section 7.26 Insurance. Each party shall, and shall cause its Subsidiaries to, maintain with financially responsible insurance companies insurance coverage in such amounts and against such risks and losses as are customary for companies engaged in the electric and gas utility industry and employing methods of generating electric power and fuel sources similar to those methods employed and fuels used by such party or its Subsidiaries.

                  Section 7.27 Permits. Each party shall, and shall cause its Subsidiaries to, use reasonable efforts to maintain in effect all existing Permits pursuant to which such party or its Subsidiaries operate.


                                  ARTICLE VIII

                             ADDITIONAL AGREEMENTS

                  Section 8.1  Access to Information.

                  (a) Upon reasonable notice, each party shall, and shall cause its Subsidiaries and, shall use its best efforts to cause, its Joint Ventures to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of the other parties (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, each party shall, and shall cause its Subsidiaries to, furnish promptly to the other parties

                      (i) access to each report, schedule and other document filed or received by it or any of its Subsidiaries and, within the exercise of its best efforts, its Joint Ventures pursuant to the requirements of Federal or state securities laws or filed with or sent to the SEC, the FERC, the NRC, the DOE, the Department of Justice, the Federal Trade Commission, the Iowa Utilities Board, the Public Service Commission of Wisconsin, the Illinois Commerce Commission, the Minnesota Public Utilities Commission or any other Federal or state regulatory agency or commission, and

                      (ii) access to all information concerning itself, its Subsidiaries and, within the exercise of its best efforts, its Joint Ventures, directors, officers and shareholders and such other matters as may be reasonably requested by any other party in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement.

                  (b) Each party shall, and shall cause its Subsidiaries and Representatives, and shall use its best efforts to cause its Joint Ventures to, hold in strict confidence all documents and information concerning the others furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated September 19, 1995, among WPL, IES and Interstate, as it may be amended from time to time (the "Confidentiality Agreement").

                  Section 8.2 Joint Proxy Statement and Registration Statement.

                  (a) Preparation and Filing. The parties will prepare and file with the SEC as soon as reasonably practicable after the date hereof the
Registration Statement and the Proxy Statement (together, the "Joint Proxy/Registration Statement"). The parties hereto shall each use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Each party hereto shall also take such action as may reasonably be required to cause the shares of WPL Common Stock issuable in connection with the Merger to be registered (or to obtain an exemption from registration) under applicable state "blue sky" or securities laws; provided, however, that no party shall be required to register or qualify as a foreign corporation or to take other action which would subject it to service of process in any jurisdiction where it will not be, following the Merger, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Joint Proxy/Registration Statement. The parties shall use reasonable efforts to cause the shares of WPL Common Stock issuable in the Merger to be approved for listing on the NYSE subject only to official notice of issuance. The information provided by any party hereto for use in the Joint Proxy/Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by any party hereto with respect to information supplied by any other party for inclusion in the Joint Proxy/Registration Statement.

                  (b) Letter of WPL's Accountants. WPL shall use best efforts to cause to be delivered to IES and Interstate a letter of Arthur Andersen LLP, dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to IES and Interstate, in form and substance reasonably satisfactory to IES and Interstate, and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

                  (c) Letter of IES's Accountants. IES shall use best efforts to cause to be delivered to WPL and Interstate a letter of Arthur Andersen LLP, dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to WPL and Interstate, in form and substance reasonably satisfactory to WPL and Interstate and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

                  (d) Letter of Interstate's Accountants. Interstate shall use best efforts to cause to be delivered to WPL and IES a letter of Deloitte & Touche LLP, dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to WPL and IES, in form and substance reasonably satisfactory to WPL and IES and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

                  (e) Fairness Opinions. It shall be a condition to the mailing of the Joint Proxy/Registration Statement to the shareholders of WPL, IES and Interstate that

                      (i) WPL shall have received an opinion from Merrill, dated the date of the Joint Proxy/Registration Statement, to the effect that, as of the date thereof, the IES Ratio and the Interstate Ratio are fair to WPL from a financial point of view,

                      (ii) IES shall have received an opinion from Morgan, dated the date of the Joint Proxy/Registration Statement, to the effect that, as of the date thereof, the IES Ratio, taking into account the Interstate Ratio, is fair from a financial point of view to the holders of IES Common Stock, and

                      (iii) Interstate shall have received an opinion from Salomon, dated the date of the Joint Proxy/Registration Statement, to the effect that, as of the date thereof, the consideration to be received by the holders of Interstate Common Stock in the Interstate Merger is fair from a financial point of view to the holders of Interstate Common Stock.

                  Section 8.3  Regulatory Matters.

                  (a) HSR Filings. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed by itself or its respective "ultimate parent" company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings within 200 days after the date hereof, and to respond promptly to any requests for additional information made by either of such agencies.

                  (b) Other Regulatory Approvals. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to consummate the Merger, including, without limitation, the WPL Required Statutory Approvals, the IES Required Statutory Approvals and the Interstate Required Statutory Approvals.

                  Section 8.4  Shareholder Approval.

                  (a) Approval of IES Shareholders. Subject to the provisions of
Section 8.4(d) and Section 8.4(e), IES shall, as soon as reasonably practicable after the date hereof

                      (i) take all steps necessary to duly call, give notice of, convene and hold a special meeting of its shareholders (the "IES Special Meeting") for the purpose of securing the IES Shareholders' Approval,

                      (ii) distribute to its shareholders the Proxy Statement in accordance with applicable Federal and state law and with its Restated Articles of Incorporation and By-laws,

                      (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of the IES Merger, this Agreement and the transactions contemplated hereby, and

                      (iv) cooperate and consult with WPL and Interstate with respect to each of the foregoing matters.

                  (b) Approval of WPL Shareholders. Subject to the provisions of
Section 8.4(d) and Section 8.4(e), WPL shall, as soon as reasonably practicable after the date hereof

                      (i) take all steps necessary to duly call, give notice of, convene and hold a special meeting of its shareholders (the "WPL Special Meeting") for the purpose of securing the WPL Shareholders' Approval,

                      (ii) distribute to its shareholders the Proxy Statement in accordance with applicable Federal and state law and with its Restated Articles of Incorporation and By-laws,

                      (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of the Merger, this Agreement and the transactions contemplated hereby, and

                      (iv) cooperate and consult with IES and Interstate with respect to each of the foregoing matters.

                  (c) Approval of Interstate Shareholders. Subject to the provisions of Section 8.4(d) and Section 8.4(e), Interstate shall, as soon as reasonably practicable after the date hereof

                      (i) take all steps necessary to duly call, give notice of, convene and hold a special meeting of its shareholders (the "Interstate Special Meeting") for the purpose of securing the Interstate Shareholders' Approval,

                      (ii) distribute to its shareholders the Proxy Statement in accordance with applicable Federal and state law and with its Restated Certificate of Incorporation and By-laws,

                      (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of the Interstate Merger, this Agreement and the transactions contemplated hereby, and

                      (iv) cooperate and consult with IES and WPL with respect to each of the foregoing matters.

                  (d) Meeting Date. The IES Special Meeting, the WPL Special Meeting and the Interstate Special Meeting shall be held on such dates as WPL, IES and Interstate shall mutually determine.

                  (e) Fairness Opinions Not Withdrawn. It shall be a condition to the obligation of WPL to hold the WPL Special Meeting that the opinion of Merrill, referred to in Section 8.2(e), shall not have been withdrawn, it shall be a condition to the obligation of IES to hold the IES Special Meeting that the opinion of Morgan, referred to in Section 8.2(e), shall not have been withdrawn, and it shall be a condition to the obligation of Interstate to hold the Interstate Special Meeting that the opinion of Salomon, referred to in Section 8.2(e), shall not have been withdrawn.

                  Section 8.5  Director and Officer Indemnification.

                  (a) Indemnification. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, the Company shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or employee of any of the parties hereto or any Subsidiary (each an "Indemnified Party" and collectively, the "Indemnified Parties") against

                      (i) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of such party (the "Indemnified Liabilities"), and

                      (ii) all  Indemnified  Liabilities to the extent that they
         are  based  on  or  arise  out  of  or  pertain  to  the   transactions
         contemplated by this Agreement.

In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time),

                           (A) the  Company  shall pay the  reasonable  fees and
                  expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred,

                           (B) the Company will  cooperate in the defense of any
                  such matter, and

                           (C) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Sections 180.0850 through
                  180.0859 of the WBCL and the Restated Articles of Incorporation or By-laws of the Company (as the same shall be amended from time to time) shall be made by independent counsel mutually acceptable to the Company and the Indemnified Party; provided, however, that the Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

                  The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent that there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

                  (b) Insurance. For a period of six years after the Effective Time, the Company shall cause to be maintained in effect policies of directors' and officers' liability insurance maintained by WPL, IES and Interstate for the benefit of those persons who are currently covered by such policies on terms no less favorable than the terms of such current insurance coverage; provided, however, that the Company shall not be required to expend in any year an amount in excess of 150% of the annual aggregate premiums currently paid by WPL, IES and Interstate for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Company shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of the Company, for a cost not exceeding such amount.

                  (c) Successors. In the event the Company or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provisions shall be made so that the successors and assigns of the Company shall assume the obligations set forth in this Section 8.5.

                  (d)  Survival  of  Indemnification.   To  the  fullest  extent
permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of WPL, IES and Interstate and their respective Subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective articles of incorporation and by-laws in effect on the date thereof, or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

                  (e) Benefit. The provisions of this Section 8.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

                  Section 8.6  Disclosure Schedules.  On the date hereof,

                  (a) IES has delivered to WPL and Interstate an IES Disclosure Schedule, accompanied by a certificate signed by the chief financial officer of IES stating the IES Disclosure Schedule is being delivered pursuant to this
Section 8.6(a),

                  (b) WPL has delivered to IES and Interstate a WPL Disclosure Schedule, accompanied by a certificate signed by the Vice President, Corporate Secretary and Treasurer of WPL stating the WPL Disclosure Schedule is being delivered pursuant to this Section 8.6(b), and

                  (c) Interstate has delivered to WPL and IES an Interstate Disclosure Schedule, accompanied by a certificate signed by the principal financial officer of Interstate stating the Interstate Disclosure Schedule is being delivered pursuant to this Section 8.6(c).

                  (d) The WPL Disclosure Schedule, the IES Disclosure Schedule and the Interstate Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules."

                  (e) The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date hereof.

                  Section 8.7 Public Announcements. Subject to each party's disclosure obligations imposed by law, WPL, IES and Interstate will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto or thereto without the consent of the other parties (which consent shall not be unreasonably withheld).

                  Section 8.8 Rule 145 Affiliates. Within 30 days before the Closing Date, WPL shall identify in a letter to IES and Interstate, IES shall identify in a letter to WPL and Interstate, and Interstate shall identify in a letter to WPL and IES, all persons who are, and to such person's knowledge who will be at the Closing Date, "affiliates" of WPL, IES and Interstate, respectively, as such term is used in Rule 145 under the Securities Act (or otherwise under applicable SEC accounting releases with respect to pooling-of-interests accounting treatment). Each of WPL, IES and Interstate shall use all reasonable efforts to cause their respective affiliates (including any person who may be deemed to have become an affiliate after the date of the letter referred to in the prior sentence) to deliver to the Company on or prior to the Closing Date a written agreement substantially in the form attached as
Exhibit 8.8(a) with respect to affiliates of WPL and Exhibit 8.8(b) with respect to affiliates of IES and Interstate (each, an "Affiliate Agreement").

                  Section 8.9  Employee Agreements and Workforce Matters.

                  (a)  Certain  Employee  Agreements.  Subject to Section  8.10,
Section 8.14 and Section 8.15, the Company and its Subsidiaries shall honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of the parties prior to the date hereof which apply to any current or former employee or current or former director of the parties hereto; provided, however, that this undertaking is not intended to prevent the Company from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.

                  (b)      Workforce Matters.

                      (i) Subject to applicable collective bargaining agreements, for a period of three years following the Effective Time, any reductions in workforce in respect to employees of the Company (except as provided in subparagraph (ii) below) shall be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved, giving consideration to previous work history, job experience and qualifications, without regard to whether employment was with WPL or its Subsidiaries, IES or its Subsidiaries, or Interstate or its Subsidiaries, and any employees whose employment is terminated or jobs are eliminated by the Company or any of its Subsidiaries during such period shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by the Company or any of its Subsidiaries. Any workforce reductions carried out following the Effective Time by the Company and its

         Subsidiaries shall be done in accordance with all applicable collective bargaining agreements, and all laws and regulations governing the employment relationship and termination thereof including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any comparable state or local law.

                      (ii) During the three-year period ending on the third anniversary of the Closing Date, the overall employment levels of the Company in the greater Dubuque area as measured against such levels as of the Closing Date will not fall (for any reason whatsoever, including attrition of all types) below the following levels,

                           (A) prior to the  first  anniversary  of the  Closing
                  Date, 90%,

                           (B) prior to the second  anniversary  of the  Closing
                  Date, 75%, and

                           (C) prior to the  third  anniversary  of the  Closing
                  Date, 60%.

                  Section 8.10 Employee Benefit Plans. Subject to Section 7.10, each of the WPL Benefit Plans, the IES Benefit Plans and the Interstate Benefit Plans in effect at the date hereof shall be maintained in effect with respect to the employees or former employees of WPL and any of its Subsidiaries, IES and any of its Subsidiaries, and Interstate and any of its Subsidiaries, respectively, who are covered by any such Benefit Plan immediately prior to the Closing Date (the "Affiliated Employees") until the Company otherwise determines after the Effective Time; provided, however, that nothing herein contained shall limit any reserved right contained in any such WPL Benefit Plan, IES Benefit Plan or Interstate Benefit Plan, to amend, modify, suspend, revoke or terminate any such plan; provided, further, however, that the Company or its Subsidiaries shall provide to the Affiliated Employees for a period of not less than one year following the Effective Time benefits, other than with respect to plans referred to in Section 8.11, which are no less favorable in the aggregate than those provided under the WPL Benefit Plans, the IES Benefit Plans or the Interstate Benefit Plans, as the case may be. Without limitation of the foregoing, each participant of any such WPL Benefit Plan, IES Benefit Plan or Interstate Benefit Plan shall receive credit for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits under a benefit plan of the Company or any of its Subsidiaries or Affiliates for service credited for the corresponding purpose under such benefit plan; provided, however, that such crediting of service shall not operate to duplicate any benefit to any such participant or the funding for any such benefit. Any person hired by the Company or any of its Subsidiaries after the Closing Date who was not employed by any party hereto or its Subsidiaries immediately prior to the Closing Date shall be eligible to participate in such benefit plans maintained, or contributed to, by the Company or the Subsidiary, division or operation by which such person is employed, provided that such person meets the eligibility requirements of the applicable plan.

                  Section 8.11  Stock Option and Other Stock Plans.

                  (a) Amendment of Stock Plans and Agreements. Prior to the Effective Time, IES shall amend its Stock Plan (as hereinafter defined) and each underlying award agreement to provide that (i) each outstanding option to purchase shares of IES Common Stock (a "IES Stock Option"), along with any tandem stock appreciation right, shall constitute an option to acquire shares of WPL Common Stock, on the same terms and conditions as were applicable under such IES Stock Option, based on the same number of shares of WPL Common Stock as the holder of such IES Stock Option would have been entitled to receive pursuant to the Merger in accordance with Article II had such holder exercised such option in full immediately prior to the Effective Time; provided, however, that the number of shares, the option price, and the terms and conditions of exercise of such option, shall be determined in a manner that preserves both (A) the aggregate gain (or loss) on the IES Stock Option immediately prior to the Effective Time and (B) the ratio of the exercise price per share of the IES Stock to the fair market value (determined immediately prior to Effective Time) per share subject to such option; and provided, further, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422-424 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code; and (ii) each other outstanding award under the IES Stock Plan (the "IES Stock Awards") shall constitute an award based upon the same number of shares of WPL Common Stock as the holder of such IES Stock Award would have been entitled to receive pursuant to the Merger in accordance with Article II had such holder been the absolute owner, immediately before the Effective Time, of the shares of IES Common Stock on which such IES Stock Award is based, and otherwise on the same terms and conditions as governed by such IES Stock Award immediately before the Effective Time. At the Effective Time, the Company shall assume each stock award agreement relating to the IES Stock Plan, as amended as previously provided. As soon as practicable after the Effective Time, the Company shall deliver to the holders of IES Stock Options and IES Stock Awards appropriate notices setting forth such holders' rights with respect to such options and awards after the Effective Time and each underlying stock award agreement, each as assumed by the Company.

                  (b) Company Action. After the Effective Time, with respect to the IES Stock Plan, and any other plans under which the delivery of WPL Common Stock is required upon payment of benefits, grant of awards or exercise of options (the "Stock Plans"), the Company shall take all corporate action necessary or appropriate to

                      (i) obtain shareholder approval with respect to such Stock Plan to the extent such approval is required for purposes of the Code or other applicable law, or to enable such Stock Plan to comply with Rule 16b-3 promulgated under the Exchange Act,

                      (ii) reserve for issuance under such plan or otherwise provide a sufficient number of shares of WPL Common Stock for delivery upon payment of benefits, grant of awards or exercise of options under such Stock Plan, and

                      (iii) as soon as practicable after the Effective Time, file registration statements on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of WPL Common Stock subject to such Stock Plan to the extent such registration statement is required under applicable law, and the Company shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as such benefits and grants remain payable and such options remain outstanding.

With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, the Company shall administer the Stock Plans, where applicable, in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

                  Section 8.12  No Solicitations.

                  (a) No party hereto shall, and each such party shall use its best efforts to cause its Subsidiaries not to, permit any of its Representatives, directly or indirectly initiate, solicit or encourage, or take any action to facilitate the making of any offer or proposal which constitutes or is reasonably likely to lead to, any Business Combination Proposal (as hereinafter defined), or, in the event of an unsolicited Business Combination Proposal, except to the extent required by their fiduciary duties under applicable law if so advised in a written opinion of outside counsel, engage in negotiations or provide any information or data to any person relating to any Business Combination Proposal.

                  (b) Each party hereto shall notify the other parties orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, shall keep the other parties informed of the status and details of any such inquiry, offer or proposal, and shall give the other parties five days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal. Each party hereto shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted heretofore with respect to any Business Combination Proposal.

                  (c) As used in this Section 8.12, "Business Combination Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving any party to this Agreement or any of its material Subsidiaries, or any proposal or offer (in each case, whether or not in writing and whether or not delivered to the shareholders of a party generally) to acquire in any manner, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of any party to this Agreement or any of its material Subsidiaries, other than pursuant to the transactions contemplated by this Agreement.

                  (d) Nothing contained herein shall prohibit a party from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act with respect to a Business Combination Proposal made by means of a tender offer.

                  Section 8.13  Company Board of Directors.

                  (a) WPL's, IES's and Interstate's respective Boards of Directors will take such action as may be necessary to cause the number of directors comprising the full Board of Directors of the Company at the Effective Time to be fifteen (15) persons. The directors shall be divided into three classes (hereafter referred to as "Class I," "Class II" and "Class III") of five directors each. Class I directors shall be appointed for a term expiring at the first annual meeting of shareholders of the Company following the Effective Time, Class II directors shall be appointed for a term expiring at the second annual meeting of shareholders of the Company following the Effective Time, and Class III directors shall be appointed for a term expiring at the third annual meeting of shareholders of the Company following the Effective Time, and in each case until their respective successors have been duly elected and qualified. Of the directors comprising Class I, two shall be designated by each of IES and WPL and one shall be designated by Interstate prior to the Effective Time. Of the directors comprising Class II, two shall be designated by each of IES and WPL, and one shall be designated by Interstate prior to the Effective Time. Class III directors shall consist of Lee Liu ("Mr. Liu"), Mr. Davis and Mr. Stoppelmoor as well as two additional directors, one director designated by each of IES and WPL prior to the Effective Time. Directors designated by IES, WPL and Interstate (including their successors) are hereinafter sometimes referred to as the "IES

Directors," "WPL Directors" and "Interstate Directors," respectively. Notwithstanding the foregoing, if, prior to the Effective Time, any of such designees shall decline or be unable to serve, the respective party which designated such person shall designate another person to serve in such person's stead. In addition, subject to the limitations set forth in Section 8.13(b), for a period commencing as of the Effective Time and expiring on the date of the third annual meeting of shareholders of the Company following the Effective Time, the IES, WPL and Interstate Directors (each as a separate group) shall be entitled to nominate those persons who will be eligible to be appointed, elected or re-elected as IES, WPL and Interstate Directors, respectively. For purposes of this Agreement, Messrs. Liu, Davis and Stoppelmoor shall be deemed to have been designated by IES, WPL and Interstate, respectively. WPL's, IES's and Interstate's respective Boards of Directors will also take such action as may be necessary to cause the Nominating, Audit and Compensation Committees of the Board of Directors of the Company at the Effective Time to consist proportionally (to the extent reasonably practicable) of designees of each of WPL, IES and Interstate.

                  (b) For a period of five years following the Effective Time, no person who is an executive officer or employee of the Company or any of its Subsidiaries shall be eligible to serve as a director of the Company, except for Messrs. Liu, Davis and Stoppelmoor; provided, however, that if Mr. Davis is not then serving as Chief Executive Officer of the Company, the individual serving in such capacity shall be eligible to serve as a director of the Company.

                  (c) Meetings of the Board of Directors of the Company shall be reasonably rotated among the WPL, IES and Interstate cities for so long as separate utility headquarters exist in those cities.

                  Section 8.14 Company Officers. At the Effective Time, pursuant to the terms hereof and of the employment contracts referred to in Section 8.15:

                  (a) Mr. Liu shall hold the position of Chairman of the Board of Directors and shall be entitled to serve in such capacity for a period of two years from the Effective Time, after which time he will retire as Chairman of the Board of Directors of the Company but he shall continue to be eligible to serve as a director.

                  (b) Mr. Davis shall hold the positions of Chief Executive Officer and President for a period of at least five years from the Effective Time. When Mr. Liu no longer serves as Chairman of the Board of Directors, Mr. Davis shall be entitled to continue to serve in his capacity as Chief Executive Officer and President, and shall also serve as Chairman of the Board of Directors for at least the remainder of the five year term specified above. Subject to the five-year term specified above, Mr. Davis shall be entitled to serve in all of the above-referenced capacities until his successor is elected or appointed and shall have qualified in accordance with the WBCL and the Restated Articles of Incorporation and By-laws of the Company (as the same shall be amended pursuant to Section 8.19). In addition, Mr. Davis shall hold the positions of Chief Executive Officer of each of Utilities, WP&LC, Interstate and the Nonregulated Company (as hereinafter defined), and shall be entitled to serve in such capacities for a period of three years from the Effective Time and until his successor is duly elected or appointed and qualified in accordance with applicable charter documents and law.

                  (c) Mr. Stoppelmoor shall hold the position of Vice Chairman of the Board of Directors of the Company and shall be entitled to serve in such capacity for a period of two years after the Effective Time, after which time he shall retire as Vice Chairman, but he shall continue to be eligible to serve as a director.

                  (d) Mr. Michael R. Chase ("Mr. Chase") shall hold the position of President of Interstate and shall be entitled to serve in such capacity for a period of at least three years after the Effective Time.

                  (e) Mr. Blake O. Fisher ("Mr. Fisher") shall hold the position of President of Utilities and shall be entitled to serve in such capacity for a period of time subject to the discretion of its Chief Executive Officer. After such time as Mr. Fisher ceases to be President of Utilities, Mr. Fisher shall assume responsibility for the Nonregulated Company, reporting to Mr. Davis. In addition, Mr. Fisher shall be elected to the positions of Executive Vice President and Chief Financial Officer of the Company as of the Effective Time and shall be entitled to serve in such capacities until his successor is duly elected or appointed and qualified in accordance with the WBCL and the Restated Articles of Incorporation and By-laws of the Company (as the same shall be amended pursuant to Section 8.19).

                  (f) Mr. Lance W. Ahearn ("Mr. Ahearn") shall be appointed to the position of President and Chief Operating Officer of the Nonregulated Company as of the Effective Time.

                  (g) Subject to Section 8.14(h), if any of the foregoing persons is unable or unwilling to hold such offices for the periods set forth above, his successor shall be selected by the Board of Directors of the Company in accordance with its By- laws.

                  (h) For a period of five years following the Effective Time, a majority vote of the WPL Directors or the successors thereto shall, in addition to any other vote required by law, be required to appoint or elect any person other than Mr. Davis as Chief Executive Officer of the Company.

                  Section 8.15 Employment Contracts. WPL shall, as of or prior to the Effective Time, enter into employment contracts with each of Messrs. Liu, Davis, Stoppelmoor, Chase and Fisher in the forms set forth in Exhibit 8.15.1, 8.15.2, 8.15.3, 8.15.4 and 8.15.5, respectively.

                  Section 8.16 Post-Merger Operations. Following the Effective Time, the Company shall conduct its operations or take such action in accordance with the following:

                  (a) the Company shall maintain its headquarters in Madison, Wisconsin, but this location will be evaluated over time as future business needs dictate.

                  (b) during the three-year period following the Effective Time, Utilities, WP&LC, and Interstate shall maintain their separate corporate existences and shall maintain their headquarters in their present locations of Cedar Rapids, Iowa, Madison, Wisconsin and Dubuque, Iowa, respectively;

                  (c) immediately following the Effective Time, the Company shall cause the IES nonregulated holding company to merge with and into the WPL nonregulated holding company, with the WPL nonregulated holding company being the surviving corporation (the combined company is herein referred to as the "Nonregulated Company"); and

                  (d) during the five-year period following the Effective Time or for such shorter period as the following entities maintain their separate corporate existences, the Company shall use its best efforts to insure that the composition of the Board of Directors of each of Utilities, WP&LC and Interstate and Nonregulated Company will be identical to the composition of the Board of Directors of the Company.

                  Section 8.17 Expenses. Subject to Section 10.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Joint Proxy/Registration Statement, as well as the filing fee relating thereto, shall be shared by the parties in the following proportions: 43% by WPL, 14% by Interstate and 43% by IES.

                  Section 8.18 Further Assurances. Each party will, and will cause its Subsidiaries and, will use its best efforts to cause its Joint Ventures to, execute such further documents and instruments and take such further actions as may reasonably be requested by the terms hereof. The parties expressly acknowledge and agree that, although it is their current intention to effect a business combination among themselves in the form contemplated by this Agreement, it may be preferable to effectuate such a business combination by means of an alternative structure in light of the conditions set forth in Section 9.1(e), Section 9.2(e), Section 9.2(f), Section 9.3(e), Section 9.3(f), Section 9.4(e) and Section 9.4(f). Accordingly, if the only conditions to the parties' obligations to consummate the Merger which are not satisfied or waived are receipt of any one or more of the WPL Required Consents, WPL Required Statutory Approvals, IES Required Consents, IES Required Statutory Approvals, Interstate Required Consents, Interstate Required Statutory Approvals or the opinions referred to in Sections 9.2(e), 9.3(e), and 9.4(e), and the adoption of an alternative structure (that otherwise substantially preserves for WPL, IES and Interstate the economic and other material benefits of the Merger) would result in such conditions being satisfied or waived, then the parties shall use their respective best efforts to effect a business combination among themselves by means of a mutually agreed upon structure other than the Merger that so preserves such benefits; provided that, prior to closing any such restructured transaction, all material third party and Governmental Authority declarations, filings, registrations, notices, authorizations, consents or approvals necessary to effect such alternative business combination shall have been obtained and all other conditions to the parties' obligations to consummate the Merger, as applied to such alternative business combination, shall have been satisfied or waived.

                  Section 8.19 Charter and By-law Amendments. Prior to the Closing, WPL shall cause its Articles of Incorporation and By-laws to be amended as contemplated in Section 8.19 of the WPL Disclosure Schedule.

                  Section 8.20 IES Rights Agreement. Prior to or at the time of the Closing, IES shall amend the IES Rights Agreement to cause it to terminate effective as of the Effective Time.

                                   ARTICLE IX

                                   CONDITIONS

                  Section 9.1 Conditions to each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 10.5 by the joint action of the parties hereto:

                  (a) Shareholder Approvals. The IES Shareholders' Approval, the Interstate Shareholders' Approval and the WPL Shareholders' Approval shall have been obtained.

                  (b) No Injunction. No temporary restraining order or preliminary or permanent injunction or other order by any Federal or state court preventing consummation of the Merger (including either or both of the IES Merger and the Interstate Merger) shall have been issued and be continuing in effect, and the Merger (including either or both of the IES Merger and the Interstate Merger) and the other transactions contemplated hereby shall not have been prohibited under any applicable Federal or state law or regulation.

                  (c) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

                  (d) Listing of Shares. The shares of WPL Common Stock issuable in the Merger pursuant to Article II shall have been approved for listing on the NYSE subject only to official notice of issuance.

                  (e) Statutory Approvals.

                      (i) The WPL Required Statutory Approvals, the IES Required Statutory Approvals and the Interstate Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as hereinafter defined) and such Final Orders shall not impose terms or conditions which, in the aggregate have, or insofar as reasonably can be foreseen, would have, a material adverse effect on the business, assets, financial condition or results of operations or prospects of the Company or which would be materially inconsistent with the agreements of the parties contained herein.

                      (ii) As used in this Agreement, "Final Order" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

                  (f) Pooling. Each of WPL, IES and Interstate shall have received a letter of its independent public accountants, dated the Closing Date, in form and substance reasonably satisfactory, in each case, to WPL, IES and Interstate, stating that the transactions effected pursuant to this Agreement will qualify as a pooling of interests transaction pursuant to GAAP and applicable SEC regulations.

                  Section 9.2 Further Conditions to Obligation of IES to Effect the IES Merger. The obligation of IES to effect the IES Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by IES in writing pursuant to Section 10.5:

                  (a) Performance of Obligations. WPL (and/or its appropriate Subsidiaries) and Interstate (and/or its appropriate Subsidiaries) will have performed their agreements and covenants contained in Sections 7.3 and 7.4 and will have performed in all material respects their other agreements and covenants contained in or contemplated by this Agreement, and the WPL/IES and Interstate/IES Stock Option Agreements required to be performed by each of them at or prior to the Effective Time.

                  (b) Representations and Warranties. The representations and warranties of WPL and Interstate set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate do not, and insofar as reasonably can be foreseen, would not, result in a WPL Material Adverse Effect or an Interstate Material Adverse Effect, as the case may be.

                  (c) Closing Certificates. IES shall have received a certificate signed by the chief financial officer of each of WPL and Interstate, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in Section 9.2(a) and Section 9.2(b) with respect to WPL or Interstate, as the case may be, have been satisfied.

                  (d) Material Adverse Effect. No WPL Material Adverse Effect or Interstate Material Adverse Effect shall have occurred, and there shall exist no facts or conditions (other than facts or conditions of general applicability to electric utility companies in the region in which WPL, IES and Interstate conduct their utility operations) which have, or insofar as reasonably can be foreseen, would have a WPL Material Adverse Effect or an Interstate Material Adverse Effect, as the case may be.

                  (e) Tax Opinions.

                      (i) IES shall have received an opinion of Winthrop, Stimson, Putnam & Roberts dated as of the Closing Date, to the effect that the IES Merger will be treated as a tax-free reorganization under
         Section 368(a) of the Code, and

                      (ii) IES and Winthrop, Stimson, Putnam & Roberts shall have had the opportunity to review the tax opinions of Interstate's and WPL's special tax counsel received pursuant to Sections 9.3(e)(i) and 9.4(e)(i), respectively, including the representations, covenants or other matters in reliance on which the opinions are being rendered, and shall be reasonably satisfied with the completeness and accuracy of said opinions.

                  (f) Required Consents. The WPL Required Consents and the Interstate Required Consents, the failure of which to obtain would have a WPL Material Adverse Effect or an Interstate Material Adverse Effect, shall have been obtained.

                  (g) Affiliate Agreements. WPL shall have received Affiliate Agreements, duly executed by each Affiliate of WPL and Interstate, substantially in the form of Exhibit 8.8(a) or 8.8(b), as provided in Section 8.8.

                  Section 9.3 Further Conditions to Obligation of Interstate to Effect the Interstate Merger. The obligation of Interstate to effect the Interstate Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by Interstate in writing pursuant to Section 10.5:

                  (a) Performance of Obligations. IES (and/or its appropriate Subsidiaries) and WPL (and/or its appropriate Subsidiaries) will have performed their agreements and covenants contained in Sections 7.3 and 7.4 and will have performed in all material respects their other agreements and covenants contained in or contemplated by this Agreement and the IES/Interstate and WPL/Interstate Stock Option Agreement required to be performed by each of them at or prior to the Effective Time.

                  (b) Representations and Warranties. The representations and warranties of IES and WPL set forth in this Agreement shall be true and correct
(i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate do not, and insofar as reasonably can be foreseen, would not, result in an IES Material Adverse Effect or a WPL Material Adverse Effect, as the case may be.

                  (c) Closing Certificates. Interstate shall have received a certificate signed by the chief financial officer of each of IES and WPL, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in Section 9.3(a) and Section 9.3(b) with respect to WPL or IES, as the case may be, have been satisfied.

                  (d) Material Adverse Effect. No IES Material Adverse Effect or WPL Material Adverse Effect shall have occurred, and there shall exist no facts or conditions (other than facts or conditions of general applicability to electric utility companies in the region in which WPL, IES and Interstate conduct their utility operations) which have, or insofar as reasonably can be foreseen, would have an IES Material Adverse Effect or a WPL Material Adverse Effect, as the case may be.

                  (e) Tax Opinions.

                      (i) Interstate shall have received an opinion of Milbank, Tweed, Hadley & McCloy dated as of the Closing Date, to the effect that the Interstate Merger will be treated as a tax-free reorganization under Section 368(a) of the Code; and

                      (ii) Interstate and Milbank, Tweed, Hadley & McCloy shall have had the opportunity to review the tax opinions of IES's and WPL's special tax counsel received pursuant to Sections 9.2(e)(i) and 9.4(e)(i), respectively, including the representations, covenants or other matters in reliance on which the opinions are being rendered, and shall be reasonably satisfied with the completeness and accuracy of said opinions.

                  (f) Required Consents. The IES Required Consents and the WPL Required Consents, the failure of which to obtain would have an IES Material Adverse Effect or a WPL Material Adverse Effect, shall have been obtained.

                  (g) Affiliate Agreements. WPL shall have received Affiliate Agreements, duly executed by each Affiliate of IES and WPL, substantially in the form of Exhibit 8.8(a) and 8.8(b), as provided in Section 8.8.

                  Section 9.4 Further Conditions to Obligation of WPL to Effect the Merger. The obligation of WPL to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by WPL in writing pursuant to Section 10.5:

                  (a) Performance of Obligations. IES (and/or its appropriate Subsidiaries) and Interstate (and/or its appropriate Subsidiaries) will have performed their agreements and covenants contained in Sections 7.3 and 7.4 and will have performed in all material respects their other agreements and covenants contained in or contemplated by this Agreement and the IES/WPL and Interstate/WPL Stock Option Agreements required to be performed by it at or prior to the Effective Time.

                  (b) Representations and Warranties. The representations and warranties of IES and Interstate set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate do not, and insofar as reasonably can be foreseen, would not, result in an IES Material Adverse Effect or an Interstate Material Adverse Effect, as the case may be.

                  (c) Closing Certificates. WPL shall have received a certificate signed by the chief financial officer of each of IES and Interstate, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in Section 9.4(a) and Section 9.4(b) with respect to IES or Interstate, as the case may be, have been satisfied.

                  (d) Material Adverse Effect. No IES Material Adverse Effect or Interstate Material Adverse Effect shall have occurred, and there shall exist no facts or conditions (other than facts or conditions of general applicability to electric utility companies in the region in which WPL, IES and Interstate conduct their utility operations) which have, or insofar as reasonably can be foreseen, would have an IES Material Adverse Effect or an Interstate Material Adverse Effect, as the case may be.

                  (e) Tax Opinions.

                      (i) WPL shall have received an opinion of Foley & Lardner dated as of the Closing Date, to the effect that the Merger will be treated as a tax-free reorganization under Section 368(a) of the Code; and

                      (ii) WPL and Foley & Lardner shall have had the opportunity to review the tax opinions of IES's and Interstate's special tax counsel, as set forth in Sections 9.2(e)(i) and 9.3(e)(i), respectively, including the representations, covenants or other matters in reliance on which the opinions are being rendered, and shall be reasonably satisfied with the completeness and accuracy of said opinions.

                  (f) Required Consents. The IES Required Consents and the Interstate Required Consents, the failure of which to obtain would have an IES Material Adverse Effect or an Interstate Material Adverse Effect, shall have been obtained.

                  (g) Affiliate Agreements. WPL shall have received Affiliate Agreements, duly executed by each Affiliate of IES and Interstate, substantially in the form of Exhibit 8.8(b), as provided in Section 8.8.

                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

                  Section 10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

                  (a) by mutual written consent of WPL, IES and Interstate;

                  (b) by any party hereto, by written notice to the other parties, if the Effective Time shall not have occurred on or before May 10, 1997 (the "Initial Termination Date"); provided, however, that the right to terminate the Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Initial Termination Date; and provided, further, that if on the Initial Termination Date the conditions to the Closing set forth in Sections 9.1(e), 9.2(f), 9.3(f) and/or 9.4(f) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to May 10, 1998;

                  (c) by any party hereto, by written notice to the other parties, if

                      (i) the WPL Shareholders' Approval shall not have been obtained at a duly held WPL Special Meeting, including any adjournments thereof, or

                      (ii) the IES Shareholders' Approval shall not have been obtained at a duly held IES Special Meeting, including any adjournments thereof, or

                      (iii) the Interstate Shareholders' Approval shall not have been obtained at a duly held Interstate Special Meeting, including any adjournments thereof;

                  (d) by any party hereto, if any state or Federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger (including either or both the IES Merger and the Interstate Merger), or by any party hereto if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger (including either or both the IES Merger and the Interstate Merger), and such order, judgment or decree shall have become final and nonappealable;

                  (e) by IES, upon two days' prior notice to WPL and Interstate, if, as a result of a tender offer by a party other than WPL or Interstate or any of their respective Affiliates or any written offer or proposal with respect to a merger, sale of a material portion of its assets or other business combination (each, a "Business Combination") by a party other than WPL or Interstate or any of their respective Affiliates, the Board of Directors of IES determines in good faith that its fiduciary obligations under applicable law require that such tender offer or other written offer or proposal be accepted; provided, however, that

                      (i) the Board of Directors of IES shall have been advised in a written opinion of outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of its applicable fiduciary duties, and notwithstanding all concessions which may be offered by WPL and Interstate in negotiations entered into pursuant to clause (ii) below, such fiduciary duties would require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal; and

                      (ii) prior to any such termination, IES shall, and shall cause its respective financial and legal advisors to, negotiate with WPL and Interstate to make such adjustments in the terms and conditions of this Agreement as would enable IES to proceed with the transactions contemplated herein on such adjusted terms;

                  (f) by Interstate, upon two days' prior notice to WPL and IES, if, as a result of a tender offer by a party other than WPL or IES or any of their respective Affiliates or any written offer or proposal with respect to a Business Combination by a party other than WPL or IES or any of their respective Affiliates, the Board of Directors of Interstate determines in good faith that its fiduciary obligations under applicable law require that such tender offer or other written offer or proposal be accepted; provided, however, that

                      (i) the Board of Directors of Interstate shall have been advised in a written opinion of outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of its applicable fiduciary duties, and notwithstanding all concessions which may be offered by WPL and IES in negotiations entered into pursuant to clause
         (ii) below, such fiduciary duties would require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal; and

                      (ii) prior to any such termination, Interstate shall, and shall cause its respective financial and legal advisors to, negotiate with WPL and IES to make such adjustments in the terms and conditions of this Agreement as would enable Interstate to proceed with the transactions contemplated herein on such adjusted terms;

                  (g) by WPL, upon two days' prior notice to IES and Interstate, if, as a result of a tender offer by a party other than IES or Interstate or any of their respective Affiliates or any written offer or proposal with respect to a Business Combination by a party other than IES or Interstate or any of their respective Affiliates, the Board of Directors of WPL determines in good faith that its fiduciary obligations under applicable law require that such tender offer or other written offer or proposal be accepted; provided, however, that

                      (i) the Board of Directors of WPL shall have been advised in a written opinion of outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of its applicable fiduciary duties, and notwithstanding all concessions which may be offered by IES and Interstate in negotiations entered into pursuant to clause (ii) below, such fiduciary duties would require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal; and

                      (ii) prior to any such termination, WPL shall, and shall cause its respective financial and legal advisors to, negotiate with IES and Interstate to make such adjustments in the terms and conditions of this Agreement as would enable WPL to proceed with the transactions contemplated herein on such adjusted terms;

                  (h)  by IES, by written notice to WPL and Interstate, if

                      (i) there exists any breach or breaches of the representations and warranties of WPL or Interstate made herein or in any of the Stock Option Agreements pursuant to which either of them is a grantor of options, which breaches, individually or in the aggregate have or, insofar as reasonably can be foreseen, would have, a WPL Material Adverse Effect or an Interstate Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by WPL or Interstate, as the case may be, of notice in writing from IES, specifying the nature of such breaches and requesting that they be remedied;

                      (ii) WPL or Interstate (and/or its appropriate Subsidiaries) shall not have performed and complied with its agreements and covenants contained in Sections 7.3 and 7.4 or shall have failed to perform and comply with, in all material respects, their other agreements and covenants hereunder or under the Stock Option Agreements and such failure to perform or comply shall not have been remedied within 20 days after receipt by WPL or Interstate, as the case may be, of notice in writing from IES, specifying the nature of such failure and requesting that it be remedied; or

                      (iii) the Board of Directors of WPL or Interstate or any committee thereof:

                           (A) shall withdraw or modify in any manner adverse to
                  IES its approval or recommendation of this Agreement, or the IES Merger or the Interstate Merger,

                           (B)  shall  fail  to   reaffirm   such   approval  or
                  recommendation upon IES's request,

                           (C) shall approve or recommend any Business Combination involving WPL or Interstate other than the Merger involving WPL and Interstate or any tender offer for shares of capital stock of WPL or Interstate, in each case, by or involving a party other than IES or any of its Affiliates or

                           (D)  shall   resolve  to  take  any  of  the  actions
                  specified in clause (A), (B) or (C);

                  (i) by Interstate, by written notice to WPL and IES, if

                      (i) there exists any breach or breaches of the representations and warranties of WPL or IES made herein or in any of the Stock Option Agreements pursuant to which either of them is a grantor of options, which breaches, individually or in the aggregate have, or insofar as reasonably can be foreseen, would have, a WPL Material Adverse Effect or an IES Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by WPL or IES, as the case may be, of notice in writing from Interstate, specifying the nature of such breaches and requesting that they be remedied;

                      (ii) WPL or IES (and/or its appropriate Subsidiaries) shall not have performed and complied with its agreements and covenants contained in Sections 7.3 and 7.4 or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder or under the Stock Option Agreements and such failure to perform or comply shall not have been remedied within 20 days after receipt by WPL or IES, as the case may be, of notice in writing from Interstate, specifying the nature of such failure and requesting that it be remedied; or

                      (iii) the Board of Directors of WPL or IES or any committee thereof:

                           (A) shall withdraw or modify in any manner adverse to
                  Interstate its approval or recommendation of this Agreement, the IES Merger or the Interstate Merger,

                           (B)  shall  fail  to   reaffirm   such   approval  or
                  recommendation upon Interstate's request,

                           (C) shall approve or recommend any Business Combination involving WPL or IES other than the Merger involving WPL and IES or any tender offer for shares of capital stock of WPL or IES, in each case, by or involving a party other than Interstate or any of its Affiliates or

                           (D)  shall   resolve  to  take  any  of  the  actions
                  specified in clause (A), (B) or (C); or

                  (j)  by WPL, by written notice to Interstate and IES, if

                      (i) there exists any breach or breaches of the representations and warranties of Interstate or IES made herein or in any of the Stock Option Agreements pursuant to which either of them is a grantor of options, which breaches, individually or in the aggregate have or, insofar as reasonably can be foreseen, would have, an Interstate Material Adverse Effect or an IES Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by Interstate or IES, as the case may be, of notice in writing from WPL, specifying the nature of such breaches and requesting that they be remedied;

                      (ii) Interstate or IES (and/or its appropriate Subsidiaries) shall not have performed and complied with its agreements and covenants contained in Sections 7.3 and 7.4 or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder or under the Stock Option Agreements, and such failure to perform or comply shall not have been remedied within 20 days after receipt by Interstate or IES, as the case may be, of notice in writing from WPL, specifying the nature of such failure and requesting that it be remedied; and

                      (iii) the Board of Directors of Interstate or IES or any committee thereof:

                           (A) shall withdraw or modify in any manner adverse to
                  WPL its approval or recommendation of this Agreement, or the IES Merger or the Interstate Merger,

                           (B)  shall  fail  to   reaffirm   such   approval  or
                  recommendation upon WPL's request,

                           (C) shall approve or recommend any Business Combination involving Interstate or IES other than the Merger involving Interstate and IES or any tender offer for the shares of capital stock of Interstate or IES, in each case by or involving a party other than WPL or any of its Affiliates or

                           (D)  shall   resolve  to  take  any  of  the  actions
                  specified in clause (A), (B) or (C).

                  Section 10.2 Effect of Termination. Subject to Section 11.1(b), in the event of termination of this Agreement by WPL, IES or Interstate pursuant to Section 10.1 there shall be no liability on the part of either WPL, IES or Interstate or their respective officers or directors hereunder, except that Section 8.1(b), Section 8.17, Section 10.3, Section 11.2 and Section 11.8 shall survive the termination.

                  Section 10.3  Termination Fee; Expenses.

                  (a) Termination Fee Upon Breach or Withdrawal of Approval. If this Agreement is terminated at such time that this Agreement is terminable pursuant to one or two (but not three) of (x) Section 10.1(h)(i) or (ii), (y)
Section 10.1(i)(i) or (ii) or (z) Section 10.1(j)(i) or (ii), then:

                      (i) each breaching party shall promptly (but no later than five business days after receipt of notice from the non-breaching party or parties (other than AMW)) pay to the non-breaching party or parties in cash such breaching party's Participation Percentage (as hereinafter defined) of an amount equal to all documented out-of-pocket expenses and fees incurred by the non-breaching party or parties (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement) not in excess of $5 million for any non- breaching party; provided, however, that, if this Agreement is terminated by a party as a result of a willful breach by any other party, each non-breaching party may pursue any remedies available to it at law or in equity and shall, in addition to its documented out-of-pocket expenses and fees (which shall be paid as specified above and shall not be limited to $5 million for any non-breaching party), be entitled to retain such additional amounts as such non- breaching party may be entitled to receive at law or in equity; and

                      (ii) if

                           (A) at the time of a breaching party's willful breach
                  of this Agreement, there shall have been a third party tender offer for shares of, or a third party offer or proposal with respect to a Business Combination involving, such party or any of its Affiliates which at the time of such termination shall not have been rejected by such party and its board of directors or withdrawn by the third party, and

                           (B) within two and one-half years of any  termination
                  by a non-breaching party, the breaching party or an Affiliate thereof becomes a Subsidiary of such offeror or a Subsidiary of an Affiliate of such offeror or accepts a written offer to consummate or consummates a Business Combination with such offeror or an Affiliate thereof, then such breaching party (jointly and severally with its Affiliates), at the closing (and as a condition to the closing) of such breaching party becoming such a Subsidiary or of such Business Combination, will pay to each non- breaching party (other than AMW) in cash such non-breaching party's Participation Percentage of an additional aggregate fee equal to $25 million, if WPL is the breaching party, $25 million, if IES is the breaching party, or $12.5 million, if Interstate is the breaching party.

                  (b)  Additional Termination Fee.  If

                      (i) this Agreement

                           (A) is  terminated  by any party  pursuant to Section
                  10.1(e), (f) or (g),

                           (B) is terminated following a failure of the shareholders of any one of the necessary parties to grant the necessary approvals described in Section 4.13, Section 5.13 and Section 6.13 or

                           (C) is terminated as a result of any party's material
                  breach of Section 8.4, and

                      (ii) at the  time  of such  termination  or  prior  to the meeting of such party's shareholders there shall have been a third-party tender offer for shares of, or a third-party offer or proposal with respect to a Business Combination involving, such party or any of its Affiliates which at the time of such termination or of the meeting of such party's shareholders shall not have been (A) rejected by such party and its board of directors or (B) withdrawn by the third party, and

                      (iii) within two and one-half years of any such termination described in clause (i) above, a Target Party (as defined herein) becomes a Subsidiary of such offeror or a Subsidiary of an Affiliate of such offeror or accepts a written offer to consummate or consummates a Business Combination with such offeror or an Affiliate thereof, then such Target Party (jointly and severally with its Affiliates), at the closing (and as a condition to the closing) of such Target Party becoming such a Subsidiary or of such Business Combination, will pay to each other party (other than AMW) in cash such other party's Participation Percentage of an aggregate termination fee equal to $25 million, if WPL is the Target Party, $25 million, if IES is the Target Party, or $12.5 million, if Interstate is the Target Party, plus, in each case, the documented out-of-pocket fees and expenses incurred by each such non-breaching party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement).

                  (c) Second  Termination  Fee. If this  Agreement is terminated under circumstances that give rise to the payment of any fee pursuant to Section 10.3(b) by any party, and thereafter, within nine (9) months of such termination, either of the parties that was not a Target Party at the time of such termination becomes a Target Party (a "Second Target Party") of the same entity, or an Affiliate thereof, that caused the original Target Party to become such, then such Second Target Party (jointly and severally with its Affiliates), upon the signing of a definitive agreement relating to such a Business Combination, or, if no such agreement is signed, then at the closing (and as a condition to the closing) of such Second Target Party becoming such a Subsidiary or of such Business Combination, will pay to the remaining party (other than AMW) that is neither a Target Party nor a Second Target Party (a "Non-Target Party")

                      (i) a termination fee in cash equal to $25 million, if WPL is the Second Target Party, $25 million, if IES is the Second Target Party, or $12.5 million, if Interstate is the Second Target Party, plus, in each case, any additional documented out-of-pocket fees and expenses incurred by the Non-Target Party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement); and

                      (ii) the full amount of any termination fee paid to it by the first Target Party.

                  (d) Expenses. The parties agree that the agreements contained in this Section 10.3 are an integral part of the transactions contemplated by the Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to any other party any fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

                  (e) Limitation on Termination Fees. Notwithstanding anything herein to the contrary,

                      (i) the aggregate amount payable by WPL and its Affiliates to IES and/or Interstate pursuant to Section 10.3(a), Section 10.3(b) and the terms of the WPL/IES Stock Option Agreement and the WPL/Interstate Stock Option Agreement shall not exceed $40 million,

                      (ii) the aggregate amount payable by IES and its Affiliates pursuant to Section 10.3(a), Section 10.3(b) and the terms of the IES/WPL Stock Option Agreement and the IES/Interstate Stock Option Agreement shall not exceed $40 million, and

                      (iii) the aggregate amount payable by Interstate and its Affiliates under Section 10.3(a), Section 10.3(b) and the terms of the Interstate/WPL Stock Option Agreement and the Interstate/IES Stock Option Agreement shall not exceed $20 million

(exclusive, in each case, of reimbursement for fees and expenses payable pursuant to this Section 10.3). For purposes of this Section 10.3(d), the amount payable pursuant to the terms of the Stock Option Agreements shall be the amount paid pursuant to Section 5 and/or Section 8(a)(i) and 8(a)(ii) thereof.

                  (f)  Certain Definitions.

                      (i) Participation Percentage. A party's participation percentage ("Participation Percentage") shall be one hundred percent (100%) if only one party is required to pay or entitled to receive its Participation Percentage pursuant to the terms of this Section 10.3. If two parties are required to pay or entitled to receive their respective Participation Percentages, each party's Participation Percentage shall equal a fraction (expressed as a percentage), the numerator of which shall be, in the case of IES or Interstate, the number of shares of WPL Common Stock which would be issuable (on a fully diluted basis) to such party's shareholders, or, in the case of WPL, the number of shares of WPL Common Stock (on a fully diluted basis) that would have been retained by its shareholders, had the Effective Time occurred at the time this Agreement is terminated and the denominator of which shall be, the aggregate number of shares of WPL Common Stock that would be issuable to or retained by (in either case on a fully diluted basis) the shareholders of the two parties required to pay or entitled to receive their Participation Percentages, had the Effective time occurred at the time this Agreement is terminated.

                      (ii) Target Party. The term "Target Party" shall mean any of WPL, IES or Interstate, or their respective Affiliates, that is the subject of a tender offer or offer or proposal with respect to a Business Combination.

                  Section 10.4  Amendment.

                  (a) This Agreement may be amended by the Boards of Directors of the parties hereto, at any time before or after approval hereof by the shareholders of WPL, IES and Interstate and prior to the Effective Time, but after such approvals, no such amendment shall

                      (i) alter or change the amount or kind of shares, rights or any of the proceedings of the treatment of shares under Article II,

                      (ii) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of WPL, IES and Interstate Common Stock, or

                      (iii) alter or change any term of the Restated Articles of Incorporation of WPL, IES or Interstate as approved by the shareholders of WPL, IES and Interstate, respectively, except for alterations or changes that could otherwise be adopted by the Board of Directors of the Company, without the further approval of such shareholders, as applicable.

                  (b) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  Section 10.5  Waiver.

                  (a) At any time prior to the Effective Time, the parties hereto may

                      (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,

                      (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and

                      (iii) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law.

                  (b) Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE XI

                               GENERAL PROVISIONS

                  Section 11.1 Non-survival; Effect of Representations and Warranties.

                  (a) All representations, warranties and agreements in this Agreement shall not survive the Merger, except as otherwise provided in this Agreement and except for the agreements contained in this Section 11.1 and in
Article II, Section 8.5 (Director and Officer Indemnification), Section 8.9 (Employee Agreements and Workforce Matters), Section 8.10 (Employee Benefit Plans), Section 8.11 (Stock Option and Other Stock Plans), Section 8.13 (Company Board of Directors), Section 8.14 (Company Officers), Section 8.15 (Employment Contracts), Section 8.16 (Post-Merger Operations), Section 8.17 (Expenses),
Section 11.2 (Brokers) and Section 11.7 (Parties in Interest).

                  (b) No party may assert a claim for breach of any representation or warranty contained in this Agreement (whether by direct claim or counterclaim) except in connection with the termination of this Agreement pursuant to Section 10.1(h)(i), Section 10.1(i)(i), or Section 10.1(j)(i) (or pursuant to any other subsection of Section 10.1, if the terminating party would have been entitled to terminate this Agreement pursuant to Section 10.1(h)(i),
Section 10.1(i)(i) or Section 10.1(j)(i)).

                  Section 11.2  Brokers.

                  (a) WPL represents and warrants that, except for Merrill, whose fees have been disclosed to IES and Interstate prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger, or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of WPL.

                  (b) IES represents and warrants that, except for Morgan, whose fees have been disclosed to WPL and Interstate prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the IES Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of IES.

                  (c) Interstate represents and warrants that, except for Salomon, whose fees have been disclosed to WPL and IES prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Interstate Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Interstate.

                  Section 11.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, (ii) sent by reputable overnight courier service, (iii) telecopied (which is confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)  If to WPL, to:           WPL Holdings, Inc.
                                                222 West Washington Avenue
                                                P.O. Box 2568
                                                Madison, WI  53701-2568

                       Attention:               Erroll B. Davis, Jr.
                                                President and Chief Executive
                                                 Officer

                       Telephone:               (608) 252-3137
                       Telecopy:                (608) 252-5059

                       with a copy to:          Foley & Lardner
                                                777 East Wisconsin Avenue
                                                Milwaukee, WI 53202-5367

                       Attention:               Benjamin F. Garmer, III, Esq.

                       Telephone:               (414) 297-5675
                       Telecopy:                (414) 297-4900


                  (b)  If to IES, to:           IES Industries Inc.
                                                IES Tower
                                                200 First Street S.E.
                                                Cedar Rapids, IO 52401

                       Attention:               Stephen W. Southwick
                                                Vice President, General Counsel
                                                 and Secretary

                       Telephone:               (319) 398-8147
                       Telecopy:                (319) 398-4204

                       with a copy to:          Winthrop, Stimson, Putnam
                                                  & Roberts
                                                One Battery Park Plaza

                                                New York, New York 10004-1490

                       Attention:               Stephen R. Rusmisel, Esq.

                       Telephone:               (212) 858-1442
                       Telecopy:                (212) 858-1500


                  (c)  If to Interstate,
                         to:                    Interstate Power Company
                                                1000 Main Street
                                                P.O. Box 769
                                                Dubuque, IO  52004-0789

                       Attention:               Wayne H. Stoppelmoor
                                                Chairman of the Board

                       Telephone:               (319) 557-2200
                       Telecopy:                (319) 557-2202

                       with a copy to:          Milbank, Tweed, Hadley & McCloy
                                                1 Chase Manhattan Plaza
                                                New York, New York 10005-1413

                       Attention:               John T. O'Connor, Esq.

                       Telephone:               (212) 530-5548
                       Telecopy:                (212) 530-0283


                  Section 11.4 Miscellaneous. This Agreement (including the documents and instruments referred to herein)

                  (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement and the Stock Option Agreements;

                  (b) shall not be assigned by  operation  of law or  otherwise;
and

                  (c) shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law rules or principles or to any requirement as to jurisdiction or service of process contained in Section 2708 of Title 6 of the Delaware Code, and except to the extent the provisions of this Agreement (including the documents or instruments referred to herein) are expressly governed by or derive their authority from the WBCL, IBCA or the DGCL.

                  Section 11.5 Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  Section 11.6 Counterparts; Effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  Section 11.7  Parties in Interest.

                  (a) A majority of the IES Directors (or their successors) serving on the Board of Directors of the Company who are designated by IES pursuant to Section 8.13 (Company Board of Directors) shall be entitled to enforce or waive compliance with the provisions of Section 8.13 during the time such provisions are, by their specific terms, applicable and shall also be entitled during the three-year period commencing at the Effective Time (the "Three-Year Period") to enforce the provisions of Section 8.9 (Employee Agreements and Workforce Matters), Section 8.10 (Employee Benefits Plans),
Section 8.11 (Stock Option and Other Stock Plans), Section 8.14(a) (Company Officers), Section 8.15 (Employment Contracts) and Section 8.16(b) and (d) (Post- Merger Operations), and the agreements referred to in Schedules 4.10 (Employee Matters; ERISA), 5.10 (Employee Matters; ERISA), 6.10 (Employee Matters; ERISA) and 7.10 (Compensation Benefits), in each instance on behalf of the IES officers, directors and employees, as the case may be;

                  (b) A majority of the WPL Directors (or their successors) serving on the Board of Directors of the Company who are designated by WPL pursuant to Section 8.13 shall be entitled to enforce or waive compliance with the provisions of Section 8.13 during the time such provisions are, by their specific terms, applicable and shall also be entitled during the five-year period following the Effective Time to enforce the provisions of Section 8.14(b) and (h) and Section 8.16(a) and during the Three- Year Period to enforce the provisions of Section 8.9, Section 8.10, Section 8.11 and Section 8.15, and the agreements referred to in Schedules 4.10, 5.10, 6.10 and 7.10, in each instance on behalf of WPL officers, directors and employees, as the case may be; and

                  (c) A majority of the Interstate Directors (or their successors) serving on the Board of Directors of the Company who are designated by Interstate pursuant to Section 8.13 shall be entitled to enforce or waive compliance with the provisions of Section 8.13 during the time such provisions are, by their specific terms, applicable and shall also be entitled during the Three-Year Period to enforce the provisions of Section 8.9, Section 8.10, Section 8.11,
Section 8.14(c), Section 8.15 and Section 8.16(b) and (d), and the agreements referred to in Schedules 4.10, 5.10, 6.10 and 7.10, in each instance on behalf of the Interstate officers, directors and employees, as the case may be.

                  Section 11.8 Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; except as provided in Section 8.5(e) and
Section 11.7, nothing in this Agreement, express or implied, shall confer upon any person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  Section 11.9 WAIVER OF JURY TRIAL AND CERTAIN DAMAGES. EACH PARTY TO THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW,

                           (a) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND

                           (b) WITHOUT LIMITATION TO SECTION 10.3, ANY RIGHT IT MAY HAVE TO RECEIVE DAMAGES FROM ANY OTHER PARTY BASED ON ANY THEORY OF LIABILITY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL (INCLUDING LOST PROFITS) OR PUNITIVE DAMAGES.

                  Section 11.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                  IN WITNESS WHEREOF, WPL, IES, Interstate and AMW have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                             WPL HOLDINGS, INC.

Attest:


By:/s/ EDWARD M. GLEASON                     By:/s/ ERROLL B. DAVIS, JR.
   ---------------------                        ---------------------------
   Name:   Edward M. Gleason                    Name:   Erroll B. Davis, Jr.
   Title:  Secretary                            Title:  President and Chief
                                                         Executive Officer

                                             IES INDUSTRIES INC.

Attest:


By:/s/ STEPHEN W. SOUTHWICK                  By:/s/ LEE LIU
   ------------------------                     -----------
   Name:   Stephen W. Southwick                 Name:   Lee Liu
   Title:  Secretary and General                Title:  Chairman of the Board,
            Counsel                                      President and Chief
                                                         Executive Officer

                                             INTERSTATE POWER COMPANY

Attest:


By:/s/ JOSEPH C. McGOWAN                     By:/s/ WAYNE H. STOPPELMOOR
   ---------------------                        ------------------------
   Name:  Joseph C. McGowan                     Name:   Wayne H. Stoppelmoor
   Title: Secretary - Treasurer                 Title:  President and Chief
                                                         Executive Officer


                                             AMW ACQUISITION, INC.

Attest:


By:/s/ EDWARD M. GLEASON                     By:/s/ ERROLL B. DAVIS, JR.
   ---------------------                        -------------------------
   Name:   Edward M. Gleason                    Name:   Erroll B. Davis, Jr.
   Title:  Secretary                            Title:  President